   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1999

                                                      REGISTRATION NO. 333-86981
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                   FORM SB-2


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                         TRUEVISION INTERNATIONAL, INC.

                 (Name of Small Business Issuer in its charter)

           DELAWARE                        8741                    84-1080044
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)

                            ------------------------


                            1720 LOUISIANA BOULEVARD
                                   SUITE 100
                         ALBUQUERQUE, NEW MEXICO 87110
                                  505-256-3534
                   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL
                               EXECUTIVE OFFICES)

                            ------------------------

                     JOHN C. HOMAN, CHIEF EXECUTIVE OFFICER
                         TRUEVISION INTERNATIONAL, INC.
                            1720 LOUISIANA BOULEVARD
                                   SUITE 100
                         ALBUQUERQUE, NEW MEXICO 87110
                            505-256-3534 (TELEPHONE)
                            505-256-3521 (FACSIMILE)

           (Name, Address, And Telephone Number Of Agent For Service)
                            ------------------------

                                   COPIES TO:

        GREGORY BARTKO, ESQ.                      LAWRENCE B. FISHER, ESQ.
    Law Office of Gregory Bartko             Orrick, Herrington & Sutcliffe LLP
     3475 Lenox Road, Suite 400                       666 Fifth Avenue
       Atlanta, Georgia 30326                     New York, New York 10103
     (404) 238-0550 (telephone)                  (212) 506-5000 (telephone)
     (404) 238-0551 (facsimile)                  (212)-506-5151 (facsimile)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /__________________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /__________________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /__________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: / /__________________
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1999

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                                          [LOGO]

                         TRUEVISION INTERNATIONAL, INC.

                                 500,000 UNITS

    This is an initial public offering of 500,000 units of TrueVision International, Inc., each unit consists of two shares of common stock and a redeemable common stock purchase warrant to purchase one share of common stock. The common stock and the warrants will trade as separate securities 30 days after this offering.


    Before this offering, there has been no public market for any of our securities. We anticipate that the initial public offering price will be $18.10 per unit, which consists of $9.00 per share of common stock and $.10 per warrant.



    PLEASE SEE THE RISK FACTORS BEGINNING ON PAGE 6 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING ANY OF OUR SECURITIES.


    NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                 PER UNIT    TOTAL
                                                                 --------   --------

-          Price to the public.................................  $          $

-          Underwriting discounts and commissions..............  $          $

-          Proceeds, before expenses, to TrueVision............  $          $

    The underwriters may purchase an additional 75,000 units from us at the initial public offering price less the underwriting discount to cover any over-allotments.


    Delivery of the securities offered by this prospectus will be made on or
about             , 2000, in New York, New York. The underwriters are offering the units on a firm commitment basis.


    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer and sale is not permitted.

                             DIRKS & COMPANY, INC.

                        PROSPECTUS DATED        , 1999.

[Photo depicting, at the top
of the page, a women serving as
a customer representative for a
medical services company. At the bottom
of the page, a women's eyes are
focused in close-up fashon.]

                               TABLE OF CONTENTS


                                                              PAGE NO.
                                                              --------
Prospectus summary..........................................      3
Risk factors................................................      6
Cautionary note regarding forward-looking statements........     12
Use of proceeds.............................................     12
Dividend policy.............................................     13
Capitalization..............................................     14
Dilution....................................................     15
Selected consolidated financial data........................     16
Management's discussion and analysis of financial condition
  and results of operations.................................     18
Business....................................................     24
Management..................................................     34
Certain transactions........................................     41
Principal stockholders......................................     45
Description of securities...................................     47
Shares eligible for future sale.............................     51
Underwriting................................................     53
Legal matters...............................................     55
Experts.....................................................     55
Index to consolidated financial statements..................    F-1

                               PROSPECTUS SUMMARY


    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. INVESTORS SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS WHICH ARE A PART OF THIS PROSPECTUS.

OUR BUSINESS


    TrueVision International, Inc., through our operating subsidiaries, TrueVision Laser Center of Albuquerque, Inc. and TrueVision of Nevada, Inc., provide laser vision correction and image enhancement procedures to individuals at our TrueVision centers. Our doctors and those with which we are affiliated, provide these services using state-of-the-art excimer laser technology. We also offer patients ancillary image enhancement procedures and other vision correction devices on a limited basis, including eye glasses and contact lenses.


CORPORATE BACKGROUND


    On March 16, 1999 we changed our name from Topform, Inc. to TrueVision International, Inc. Our executive office is located at 1720 Louisiana Boulevard N.E., Suite 100 Albuquerque, New Mexico 87110 and our telephone number is
(505) 256-3534. In this prospectus, "TrueVision", "we", "us" and "our" refer to TrueVision International, Inc. and our consolidated subsidiaries, TrueVision Laser Center of Albuquerque, Inc. and TrueVision of Nevada, Inc.


                                  THE OFFERING


Securities that we are offering..............  500,000 units, each unit consisting of two shares of common stock and one common stock
                                               purchase warrant exercisable to purchase one
                                               share of common stock at an exercise price of
                                               $10.80 per share.
Common stock outstanding before this           2,329,558 shares.
  offering...................................
Common stock to be outstanding after this
  offering...................................  3,329,558 shares.
Redeemable common stock purchase warrants to
  be outstanding after this offering.........  500,000 redeemable common stock purchase warrants included as a part of the units
                                               offered by this prospectus.
Use of proceeds..............................  - Laser facilities development expenses;
                                               - sales and marketing expenditures;
                                               - facilities and other capital expenditures;
                                               - expansion of internal operations;
                                               - repayment of indebtedness; and
                                               - working capital and general corporate
                                               purposes.
Proposed Nasdaq SmallCap symbols
    Common stock.............................  "TRVI"
    Redeemable warrants......................  "TRVI.W"
    Units....................................  "TRVI.U"


    Unless stated otherwise, all information in this prospectus assumes:


       - an initial public offering price of $18.10 per unit; and excludes



       - 374,999 shares of common stock issuable upon the exercise of 374,999 incentive stock options, each exercisable to purchase one share of our common stock at $.86 per share;



       - 83,333 shares of common stock issuable upon the exercise of 83,333 stock options, each exercisable to purchase one share of our common stock at $4.50 per share;



       - 350,000 common stock purchase warrants currently outstanding, each exercisable to purchase one share of our common stock at $8.40 per share;


       - the exercise of the underwriter's over-allotment option to purchase 75,000 units; and

       - the exercise of the 50,000 representative's warrants.

                      SUMMARY CONSOLIDATED FINANCIAL DATA



    The following table summarizes the financial data of our business. This information is qualified by reference to, and should be read together with, the historical financial data for the years ended September 30, 1998 and 1999 and should be read in conjunction with our audited financial statements included elsewhere in this prospectus. The data presented below should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and accompanying notes appearing elsewhere in this prospectus.


    The issuance of our common stock for the acquisition of True Vision Albuquerque is accounted for as a reverse acquisition with a public shell. The table reflects our statement of operations data as if the April 15, 1998 issuance of 1,944,444 shares of common stock for True Vision Albuquerque occurred on October 1, 1997.


                                                                    FISCAL YEAR ENDED
                                                              -----------------------------
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1998            1999
                                                              -------------   -------------
Statement of operations data:
Revenues....................................................   $1,460,526      $3,377,478
Cost of revenues............................................      894,134       2,294,216
Operating costs and expenses................................      750,001       1,443,842
Loss from operations........................................     (183,609)       (360,580)
Interest expense............................................     (117,955)       (118,330)
                                                               ----------      ----------
Net loss....................................................   $ (301,564)     $ (842,693)
                                                               ==========      ==========
Basic and diluted earnings per share........................   $     (.14)     $     (.37)
                                                               ==========      ==========
Shares used in computing basic and diluted earnings per
  share.....................................................    2,127,820      $2,264,187
                                                               ==========      ==========


------------------------


    - The following table includes a summary of our balance sheet at September 30, 1999:


    - on an actual basis;


    - on a pro forma basis giving effect to the issuance during November  1999 of:



     - 150,000 principal amount promissory notes bearing interest at 13% per annum, due December 1, 2000.



    - as adjusted to give affect to, the issuance of:



     - receipt of the net proceeds from the sale of 1,000,000 shares of common stock and warrants for the purchase of 500,000 shares offered by us at an offering price of $9.00 per share and $.10 per warrant,



     - the repayment of the $1,250,000 principal amount promissory notes and accrued interest, issued April through September 1999, bearing interest at 13%, and

     - the repayment of $412,000 of accrued expenses from the proceeds of this offering, which are primarily accrued consulting fees that were deferred as well as a state sales tax liability accrued by our Albuquerque subsidiary and bank overdrafts.



                                                   FISCAL YEAR ENDED
                                                   SEPTEMBER 30, 1999                    AS
BALANCE SHEET DATA:                                      ACTUAL         PRO FORMA     ADJUSTED
-------------------                                ------------------   ----------   ----------
Cash and cash equivalents........................      $    1,495       $ 151,495    $6,126,494
Total working capital (deficit)..................      (1,160,025)      (1,010,025)   6,032,894
Total assets.....................................       1,957,326       2,107,326     7,488,245
Short term debt, current portion of long term
  liabilities and current related party
  obligations....................................       1,658,754       1,658,754       408,754
Long term debt...................................         449,997         599,997       599,997
Total liabilities................................       2,723,704       2,873,704     1,211,704
Stockholders' (deficit) equity...................      $ (766,378)      $(766,378)   $6,276,541

                                  RISK FACTORS


    WE BEGAN PROVIDING OUR SERVICES IN APRIL 1998 AND HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU MAY EVALUATE OUR BUSINESS AND PROSPECTUS. Since we started providing our services in April 1998, we have a limited operating history. As a result, we have a limited basis upon which you may evaluate our business and prospects. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently experienced by early stage companies.


    SINCE WE ARE A RELATIVELY NEW COMPANY, WE MAY FACE DIFFICULTIES ENCOUNTERED BY EARLY STAGE COMPANIES IN RAPIDLY EVOLVING MARKETS INCLUDING THE NEED FOR ADDITIONAL CAPITAL, ALTERING OUR BUSINESS PLAN IN A TIMELY MANNER AND MEETING OUR OPERATIONAL CHALLENGES. As a new business in an evolving industry, we face problems, operational difficulties and capital requirements often experienced by early stage companies. In evaluating our business and prospects, these difficulties should be considered.



    WE HAVE INCURRED NET LOSSES SINCE COMMENCING OUR BUSINESS AND EXPECT LOSSES FROM OPERATIONS IN THE FUTURE. We have not achieved profitability and expect to continue to incur operating losses for the foreseeable future. For the fiscal year ended September 30, 1999, our net loss was $842,693 and our accumulated deficit at that same date was $1,636,151. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future and we will need to generate significant revenues to achieve and maintain profitability. See "Management's discussion and analysis of financial condition and results of operations."



    IF WE ARE UNABLE TO COMPLETE OUR PUBLIC OFFERING, ALTERNATE FUNDING WILL BE NEEDED AND WE WILL HAVE TO MODIFY OUR BUSINESS OPERATIONS ACCORDINGLY. Based on our current operating plan, we anticipate that the net proceeds of this offering and cash provided by operations will allow us to meet our cash and capital requirements for at least 12 months following the date of this prospectus. Our accountants have included in a note in their report that our consolidated financial statements have been prepared assuming we will continue as a going concern. If appropriate financing is not obtained by us through our public offering, we intend to modify our operations accordingly. We may require additional funding sooner than anticipated. If we raise additional capital through the sale of equity, including preferred stock, or convertible debt securities, our stockholders may experience dilution.



    We currently do not have a credit facility or any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required. If adequate funds are not available on acceptable terms, we may be unable to fund our expansion, develop or enhance our services or respond to competitive pressures. See "Management's discussion and analysis of financial condition and results of operations."



    OUR MANAGEMENT WILL HAVE BROAD DISCRETION TO ALLOCATE THE OFFERING PROCEEDS AND YOU WILL LIKELY HAVE NO VOICE AS TO HOW OUR MANAGEMENT WILL USE THESE NET PROCEEDS. We expect to use approximately 23.0%, or $1,716,000 of the net proceeds from this offering for the repayment of existing indebtedness, including the 13% promissory notes that we recently sold for short-term working capital. We also expect to use total net proceeds of approximately $7,473,500 for the other purposes described under "Use of Proceeds." Our management will have broad discretion to allocate the proceeds of this offering, including proceeds currently specifically allocated as described in this prospectus, and any other cash resources to such uses as they determine to be in our best interests. The amounts actually allocated to each expense category and the source of the cash so allocated, may vary significantly, depending on a number of factors, including the amount of future revenue growth, the amount of cash generated or used by our operations and the success of our marketing efforts for our laser vision correction procedures. See "Use of Proceeds"



    A SIGNIFICANT AMOUNT OF THE NET PROCEEDS OF THIS OFFERING MAY BE USED TO BENEFIT OUR MANAGEMENT AND OTHER INSIDERS. The allocation of the net proceeds from this offering includes approximately 14.7% for working capital and general corporate purposes and 23.0% for the repayment of existing indebtedness. Substantial amounts of our working capital, including the working capital we received from the sale of our 13% promissory notes due April 15, 2000, will be applied towards the payment of salaries and related costs of our management personnel. Accordingly, substantial amounts of the net proceeds we receive from this offering may ultimately be used to benefit our officers, consultants or other insiders.



    OUR CHIEF EXECUTIVE OFFICER HAS A CONFLICT OF INTEREST WITH TVLC FINANCE, INC. AND MTE/TRID, INC., AFFILIATED COMPANIES THAT HAVE RELATIONSHIPS WITH US. MR. HOMAN MAY HAVE TO DEVOTE MANAGEMENT TIME TO THESE AFFILIATED
COMPANIES. Mr. Homan, is an officer and director of TVLC Finance, Inc. and MTE/Triad, Inc. Both of these companies have provided specialty financing to enable us to finance our equipment. Mr. Homan also serves as an officer and director of TrueVision Laser Centers, Inc., a predecessor company that has since ceased active operations. Since these companies provide access to equipment financing for us, we are dependent on Mr. Homan's determination that the terms of equipment financing provided by these affiliated companies are no less favorable than we could obtain from independent sources. Mr. Homan's role with us could result in a conflict of interest at some time. These separate responsibilities by Mr. Homan could potentially prevent him from devoting full-time as our chief executive officer. See "Certain transactions."


    SINCE THE LASER REFRACTIVE SURGERY MARKET IS RELATIVELY NEW, WE DO NOT KNOW IF OUR SERVICES WILL GENERATE MARKET ACCEPTANCE. The commercial market for laser refractive and image enhancement surgery in the United States is relatively new and we do not know if these procedures will generate widespread market acceptance. Several factors may contribute to refractive surgery not achieving broad market acceptance, which include:

    - cost of the procedure;

    - effectiveness of conventional eye correction technologies including eye glasses and contact lenses;

    - general resistance to surgery;

    - availability of other surgical techniques;

    - the short history of laser refractive surgery in the United States;

    - side effects; and

    - any resistance by third-party payors to reimburse patients for elective laser vision correction.

    POTENTIAL SIDE EFFECTS AND NEGATIVE LONG-TERM RESULTS OF LASER REFRACTIVE SURGERY COULD DAMAGE THE DEMAND FOR OUR SERVICES. There are concerns about the safety and efficacy of the performance of laser refractive surgery. These concerns include:

    - the predictability and stability of results;

    - complications and side effects including:

     - post-operative pain;

     - corneal haze during healing;

     - glare/halos;

     - decrease in contrast sensitivity;

     - temporary increases in intraocular pressure in reaction to post-procedure medication;

     - modest fluctuations in astigmatism and modest decreases in best corrected vision;

    - loss of fixation during the procedure;

    - unintended over-or under-corrections; instability, reversion or regression of effect; and

    - corneal scars, corneal ulcers, and corneal healing disorders.

The occurrence of any of these or any other complications may damage the demand for the services we offer.

    THE TECHNOLOGIES WE USE IN OUR LASER VISION CORRECTION PROCEDURES ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND COULD CAUSE US TO MAKE SIGNIFICANT CAPITAL INVESTMENT IN NEW EQUIPMENT. Our market is characterized by rapid technological changes. Newer technologies, techniques or products for the treatment of refractive vision disorders, and the other services we offer, could be developed with better performance than the excimer lasers and other technologies that we use. The availability of new and better ophthalmic laser technologies or other surgical or non-surgical methods for correcting refractive vision disorders could require us to make significant investments in technology, render our current technology obsolete and have a significant negative impact on our business and results of operations.


    WE MAY NOT COMPETE EFFECTIVELY WITH OTHER EYE CARE SERVICES COMPANIES THAT HAVE MORE RESOURCES AND EXPERIENCE THAN US. Many of our competitors have substantially greater financial, technical, managerial, marketing, and other resources than we do may compete more effectively than we can. We compete with NovaMed Eyecare Management, LLC, TLC The Laser Center, Inc., Clear Vision Laser Centers, Inc., and other entities, including other refractive laser center companies, hospitals, individual ophthalmologists and optometrists, other surgery and laser centers, eye care clinics and providers of retail optical products in offering our services and products. Our surgical procedures compete with other surgical and non-surgical treatments for refractive disorders, including eyeglasses, contact lenses, other types of refractive surgery, such as radial keratotomy, and technologies currently under development. If our competitors offer laser vision correction or other refractive surgery services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. See "Business--competition."



    THE DEMAND FOR OUR LASER REFRACTIVE SURGERY PROCEDURES MAY BE ADVERSELY AFFECTED BY HEALTH CARE REFORM INITIATIVES. The continuing effort of government regulators of health care services to contain or reduce the costs of health care may reduce our revenues and profitability by increasing our regulatory burden or increasing our administrative costs associated with delivering services to our customers. We cannot predict the effect that health care reforms may have on our business, and it is possible that any reforms will hurt our business. See "Business--government regulation."


    SIGNIFICANT DECREASES IN EXCIMER LASER PRICES COULD HARM OUR BUSINESS BY MAKING IT MORE ATTRACTIVE FOR EYE SURGEONS TO BUY THEIR OWN LASERS AND FORCE US TO LOWER PRICES. A significant reduction in the price of excimer lasers could reduce the demand for our services by making it economically more attractive for eye surgeons to buy excimer lasers for themselves instead of utilizing our centers. Also, excimer laser price decreases could force us to reduce our fees in response to this reduction in demand or as a means to remain competitive with other laser providers.


    WE ARE DEPENDENT UPON A LIMITED NUMBER OF SUPPLIERS FOR OUR LASER SURGERY EQUIPMENT AND WE DON'T HAVE A CONTINGENCY PLAN FOR ALTERNATIVE SUPPLIERS, SO IF ANY OF THESE SUPPLIERS WERE UNABLE OR UNWILLING TO MEET OUR NEEDS, WE MAY NOT BE ABLE TO EQUIP OUR CENTERS WITH THE APPROPRIATE TECHNOLOGY. We are dependent on a small number of manufacturers for our supply of ophthalmic lasers. To our knowledge, only three companies, Summit Technologies, Inc., Autonomous Technologies Corporation and VISX, Inc. have been approved by the United States Food and Drug Administration for commercial sale of excimer lasers in the U.S. If any of these manufactures were for any reason to discontinue commercial sale of ophthalmic lasers, or be unwilling or unable to meet our needs, we may not be able to equip our centers with the appropriate technology.



    WE MAY BE FORCED TO ALTER THE WAY WE MARKET OUR SERVICES AND THE MANNER IN WHICH WE ENTER INTO RELATIONSHIPS WITH OUR EQUIPMENT PROVIDERS, SERVICE PROVIDERS, DOCTORS, OPTOMETRISTS, AND OTHER HEALTH CARE PROVIDERS AS A RESULT OF GOVERNMENT REGULATIONS. We are subject to extensive federal, state, local and foreign laws, rules and regulations, including:


    - restrictions on the approval, distribution, and use of medical devices;

    - anti-kickback statutes;

    - fee-splitting laws;

    - corporate practice of medicine restrictions;

    - self-referral laws;

    - anti-fraud provisions;

    - facility license requirements and certificates of need;

    - conflict of interest regulations; and

    - sales and use taxes

Many of these laws and regulations are ambiguous, and courts and regulatory authorities have provided little clarification. Moreover, state and local laws vary from jurisdiction to jurisdiction. As a result, we may not always be able to accurately interpret applicable law, and some of our activities could be challenged.


    Failure to comply with applicable FDA requirements could subject us, and the doctors who use our centers to enforcement actions, including product seizure, recalls, withdrawal of approvals and civil and criminal penalties. Further, failure to comply with regulatory requirements, or any adverse regulatory action could result in limitations or prohibitions on our use of excimer lasers. See "Business--Government regulation."



    OUR MANAGEMENT WILL CONTROL 38.5% OF OUR COMMON STOCK AFTER THIS OFFERING AND THEIR INTERESTS MAY BE DIFFERENT FROM AND CONFLICT WITH YOURS AND AS A RESULT YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT, INCLUDING THE ELECTION OF DIRECTORS AND THE APPROVAL OF SIGNIFICANT CORPORATE TRANSACTIONS. Following this offering, our executive officers and directors will beneficially own a total of approximately 38.5%, 37.0% if the underwriter's over-allotment option is exercised in full, of our outstanding common stock, assuming no exercise of the redeemable common stock purchase warrants. Accordingly, if our management acts together, they have the power to control the election of all of our directors and the approval of significant corporate transactions for which the approval of our stockholders is required. If you purchase our securities, you may have no effective voice in our management. See "Principal stockholders."



    PROVIDING LASER SURGERY PROCEDURES AND RELATED EYE CARE SERVICES ON OUR PATIENTS COULD SUBJECT US TO MALPRACTICE, PRODUCT LIABILITY, AND OTHER CLAIMS WHICH COULD EXCEED OUR INSURANCE COVERAGE OR FORCE US TO OBTAIN CASUALTY INSURANCE WHICH MAY NOT BE AVAILABLE AT COMMERCIALLY REASONABLE
RATES. Providing our services to our patients subjects us to the potential that significant physical injury will occur to patients at our centers and the resulting risk of malpractice, product liability and other claims. Our insurance may not be adequate to satisfy claims or protect us or our affiliated providers against these claims. Furthermore, our insurance coverage may not continue to be available at acceptable costs and terms. See "Business--Insurance."



    WE ARE NOT LICENSED TO PRACTICE MEDICINE OR OPTOMETRY, SO IN ORDER FOR US TO DELIVER OUR EYE CARE SERVICES, WE ARE DEPENDENT, IN PART, UPON OUR RELATIONSHIPS WITH OUR MEMBER-PHYSICIANS AND OUR ABILITY TO ENTER INTO AFFILIATIONS WITH LICENSED MEDICAL PROFESSIONALS. Since we do not practice medicine or optometry, our activities are limited to establishing centers at which doctors and eye care professionals that we employ, and others with whom we've established affiliations, render eye care services. Accordingly, our success depends upon our ability to attract talented physicians that we desire to employ and our ability to develop relationships with affiliated physicians and to enter into agreements with health care providers, including institutions, independent physicians and optometrists, to render surgical and other professional services at centers owned or managed by us. There can be no assurance that we will be able to enter into these agreements with health care providers on satisfactory terms, if at all. Our inability to enter into these affiliations would likely limit our revenues, our services, and our ability to expand our operations. See "Business."

    WE FINANCE THE PURCHASES OF OUR LASER SURGERY EQUIPMENT WHICH INCREASES OUR LEVERAGE AND FINANCE COSTS AND IF WE DO NOT SATISFY OUR DEBT PAYMENTS WHEN DUE, WE MAY BE FORCED TO FORFEIT OUR EQUIPMENT. We finance the purchases of our excimer laser equipment. The use of leverage to finance our equipment increases our risk of loss as opposed to if we borrowed a smaller portion or none of the purchase price of this equipment. Our risk is increased because we must satisfy these obligations on specific dates, regardless of our revenues. If we do not meet our debt service payments when due, we may be forced to forfeit the equipment securing the debt. See "Management's discussion and analysis of financial condition and results of operations," and "Certain transactions."



    WE NEED THE CONTINUED AVAILABILITY OF THE EXPERTISE AND SERVICES OF OUR CHIEF EXECUTIVE OFFICER AND OTHER KEY PERSONNEL, IN THE LASER REFRACTIVE SURGERY INDUSTRY. We believe that the efforts and industry knowledge of our senior management, key employees and contractors, particularly that of our chief executive officer, John C. Homan, in the laser refractive surgery industry, are essential to our operations and growth. We have entered into a three-year employment agreement with Mr. Homan, and have obtained key man life insurance on the life of Mr. Homan in the amount of $1,000,000. If we do not succeed in retaining or motivating our current personnel or in hiring additional qualified employees, our business will be materially adversely affected. In addition, competition for personnel in our industry, including the doctors who perform our services, is intense and there can be no assurance that we will be able to attract and retain the necessary personnel. See "Management."



    THE REPRESENTATIVE OF THE UNDERWRITERS WILL CONTINUE TO HAVE INFLUENCE OVER US FOLLOWING THE COMPLETION OF THIS OFFERING. We have given Dirks &
Company, Inc., the representative of the underwriters, the right, for a period of five years from the completion of this offering, to designate one person to our board of directors. Upon completion of this offering, the representative will also receive, for nominal consideration, warrants to purchase 100,000 shares of our common stock and 50,000 redeemable common stock purchase warrants. Accordingly, the representative will continue to have influence over our operations following the completion of this offering. See "Underwriting."



    IF OUR COMMON STOCK TRADES ABOVE $16.00 FOR AN EXTENDED PERIOD OF TIME, WE MAY REDEEM THE 500,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS OFFERED BY THIS PROSPECTUS, AND SINCE WE HAVE THIS RIGHT TO REDEEM THE WARRANTS, THIS MAY IMPACT YOUR INVESTMENT DECISION AS TO IF AND WHEN TO EXERCISE THEM. The 500,000 redeemable common stock purchase warrants included in the units being offered by this prospectus are redeemable by us. Commencing 12 months after the date of this prospectus, we can redeem the warrants at a redemption price of $.10 per warrant if our common stock trades above $18.00 for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the redemption notice. If we decide to redeem the warrants, holders will lose their rights to purchase the underlying shares of common stock unless the warrant is exercised before we redeem them. Upon receipt of a notice of redemption, holders may be forced to make an investment decision forcing the investor to exercise the warrants prior to the time the investor desires to do so. See "Description of securities."



    YOU CANNOT SELL THE SHARES UNDERLYING THE REDEEMABLE COMMON STOCK PURCHASE WARRANTS THAT WE ARE OFFERING BY THIS PROSPECTUS IF WE DO NOT HAVE AN EFFECTIVE REGISTRATION STATEMENT AND THUS YOU MAY BE DEPRIVED OF VALUE IF OUR SHARE PRICE APPRECIATES AND WE DO NOT HAVE AN EFFECTIVE REGISTRATION STATEMENT. The redeemable common stock purchase warrants included in the units offered by this prospectus are not exercisable unless, at the time of exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of the warrants, and the shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the warrants. Although we have agreed to use our best efforts to keep a registration statement covering the shares of common stock issuable upon the exercise of the warrants effective for the term of the warrants, if we fail to do so for any reason, the warrants may be deprived of value.

    The common stock and warrants included in the units offered by this prospectus are detachable and separately transferable 30 days following completion of this offering. Purchasers may buy warrants in the aftermarket or may move to jurisdictions in which the shares underlying the warrants are not so registered or qualified during the period that the warrants are exercisable. In that event, we would be unable to issue shares to those holders desiring to exercise their warrants, and these holders would have no choice but to attempt to sell the warrants in a jurisdiction where a sale is permissible or allow the warrants to expire unexercised. See "Description of securities."


    FAILURE OF COMPUTER SYSTEMS AND SOFTWARE PRODUCTS TO BE YEAR 2000 COMPLIANT COULD NEGATIVELY IMPACT OUR BUSINESS. Many current installed computer systems and software products only accept two digits to identify the year in any date. Thus, the Year 2000 will appear as "00," which the system might consider to be the Year 1900 rather than the Year 2000. This could result in system failures, delays or miscalculations causing disruptions to our operations. Our failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, some of our normal business activities or operations.


    The patients at our eye surgery and laser centers and our affiliated eye care providers pay a portion of their charges for eye care services with Medicare or third party payor reimbursements. Some private insurance companies also provide partial or full coverage for elective procedures. In the event Medicare or private insurance companies have difficulty processing and paying claims because of Year 2000 issues, this could have a material adverse effect on our business, financial condition and results of operations. See "Management's discussion and analysis of financial condition and results of operations."



    DIRKS & COMPANY, INC.'S LACK OF EXPERIENCE AS AN UNDERWRITER MAY IMPAIR OUR ABILITY TO DEVELOP A PUBLIC MARKET FOR OUR SECURITIES AND/OR MAINTAIN OUR NASDAQ SMALLCAP STOCK MARKET LISTING. Dirks & Company, Inc., the representative of the several underwriters, commenced operations in July 1997. Dirks & Company, Inc. has co-managed or acted as an underwriter in only a limited number of public offerings of securities. Dirks & Company, Inc.'s lack of experience may impair our ability to develop a public market for our securities. We can not give assurances that the representative will be able to act as a market maker or that any broker dealer will become a market maker in our securities. If there are no market makers for our securities, our securities may be delisted from the Nasdaq SmallCap Stock Market.



    THERE MAY BE SOME OF OUR VENDORS OR OTHER THIRD PARTIES THAT WE HAVE A MATERIAL RELATIONSHIP WITH THAT ARE NOT YEAR 2000 COMPLIANT. The failure of systems maintained by third parties to be Year 2000 compliant could cause us to incur significant expense to remedy any problems, reduce our revenues from such third parties or otherwise seriously damage our business. See "Management's discussion and analysis of financial condition and results of operations--Year 2000 compliance."

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS



    This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates, and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.



                                USE OF PROCEEDS



    We estimate that we will receive net proceeds of approximately $7,473,500 from our sale of the 500,000 units offered by this prospectus, assuming an initial public offering price of $18.10 per unit. If the underwriters exercise their over-allotment option in full, we will receive net proceeds of approximately $8,654,525. These amounts are after deducting estimated underwriting discounts and commissions, and after fees and expenses of approximately $400,000, payable by us. We intend to use the net proceeds as follows:



                                                            NET       PERCENT
                                                          PROCEEDS    OF TOTAL
                                                         ----------   --------
Laser facilities development expenses..................  $2,800,000     37.5
Sales and marketing expenditures.......................     500,000      6.7
Facilities and other capital expenditures..............   1,150,500     15.4
Expansion of internal operations.......................     200,000      2.7
Repayment of indebtedness..............................   1,716,000     23.0
Working capital and general corporate purposes which
  includes salaries, cost of additional personnel,
  support and management systems, capital costs for
  computers and related equipment......................   1,107,000     14.7
                                                         ----------     ----
    Total..............................................  $7,473,500      100%
                                                         ==========     ====



    We intend to use approximately 33% of the net proceeds of this offering to open three to five new TrueVision laser centers within the 12 months following completion of the offering, and for the continuing development of our center in Las Vegas, Nevada. Net proceeds allocated to those centers will primarily be used for equipment purchases, including additional excimer laser units, as well as facilities costs associated with opening new centers, such as leasing and upfitting expenses for new centers.


    Proceeds allocated to sales and marketing expenditures will include the costs of radio, television, and other media spots designed to increase public awareness of our laser vision correction surgery procedures and the benefits of the procedures for our customers.

    Facilities expansion and related capital expenditures relate to build out expenses in our Albuquerque center, consisting primarily of construction costs for upfitting additional office and patient facilities, and the cost of mobile excimer laser equipment.

    A small portion of our net proceeds will be utilized for expansion of internal corporate operations, which include expanding our computer network, equipment for our corporate office facilities, software, and our Web site development costs.


    We intend to use approximately 23% of the net proceeds to repay an aggregate principal amount of $1,250,000 of the promissory notes, due April 15, 2000, plus all accrued interest at 13% yearly, as well as $412,000 of accrued expenses and bank overdraft. These accrued expenses primarily include consulting fees that have been deferred as well as state sales tax liabilities that have accrued in Albuquerque during the last three years of operations and professional fees incurred in our public offering. The net proceeds we received from the sale of the promissory notes was primarily used for current operating expenses, expenses of our public offering, and short-term working capital.



    The remaining net proceeds, or approximately 14.7% of the net proceeds, will be utilized as working capital for general corporate purposes. These purposes include salaries, additional personnel, expansion costs of our operations, support and management systems, as well as capital expenses for computers and related equipment.


    The proposed allocation of the net proceeds represents our management's best estimate of the allocation of the net proceeds of the offering, based upon the current status of our operations, our current plans and current economic conditions. Our management may reallocate the net proceeds among the categories listed above. We also may, when the opportunity arises, acquire or invest in complementary businesses, products or technologies. However, we have no present understandings, commitments or agreements with respect to any acquisition or investment. Any net proceeds received from the sale of the underwriter's over-allotment option will be allocated to working capital and general corporate purposes.

    Pending application of the net proceeds in the manner described above, we intend to invest the net proceeds in short-term, interest bearing investment grade securities.


                                DIVIDEND POLICY



    We have never declared or paid any cash or stock dividends on our capital stock. So long as the 13% promissory notes are outstanding, we are prohibited from declaring any dividends on our capital stock. We intend to reinvest earnings, if any, to fund the development and expansion of our business and, as a result, we do not anticipate paying cash dividends on our common stock in the foreseeable future. The declaration of dividends will be at the discretion of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors.

                                 CAPITALIZATION


    The following table sets forth our:


    - actual capitalization as of September 30, 1999;



    - our pro forma capitalization as of September 30, 1999 giving effect to;



     - the issuance of $150,000 principal amount of promissory notes bearing interest at the rate of 13%, due December 1, 2000.



    - pro forma as adjusted capitalization giving effect to:



     - the sale of the 500,000 units offered by this prospectus at an assumed offering price of $18.10 per unit, after deducting underwriting commissions and estimated offering expenses,



     - the payment of the promissory notes in the aggregate principal amount of $1,250,000 and accrued interest at 13%,



     - the repayment of $412,000 of accrued expenses, including consulting fees that have been deferred as well as state sales tax liabilities that have accrued in Albuquerque during the last three years of operations, bank overdraft, and



     - the application of the estimated net proceeds from this offering.


    The following table should be read in conjunction with our consolidated financial statements, related notes and other financial information included elsewhere in this prospectus.


                                                                  FISCAL YEAR ENDED
                                                                  SEPTEMBER 30, 1999
                                                        --------------------------------------
                                                                                    PRO FORMA
                                                          ACTUAL      PRO FORMA    AS ADJUSTED
                                                        -----------   ----------   -----------
Short term debt, current portion of long term
  liabilities and current related party obligations...  $1,658,754    $1,658,754   $   408,754
                                                        ===========   ==========   ===========
Long term debt........................................  $  449,997    $ 599,997    $   599,997
                                                        ===========   ==========   ===========
Stockholders' (deficit) equity:
  Preferred stock, $.001 par value; 10,000,000
    authorized, no shares issued......................  $        0    $       0    $         0
                                                        -----------   ----------   -----------
  Common stock, $.001 par value; 100,000,000 shares
    authorized; 2,329,558 issued and outstanding,
    actual, 2,329,558 issued and outstanding, pro
    forma; 3,329,558 issued and outstanding, as
    adjusted..........................................       2,330        2,330          3,330
  Additional paid in capital..........................     867,443      867,443      8,339,943
  Accumulated deficit.................................  (1,636,151)   (1,636,151)   (2,066,732)
                                                        -----------   ----------   -----------
    Total stockholders' (deficit) equity..............    (766,378)    (766,378)     6,276,541
                                                        -----------   ----------   -----------
    Total capitalization..............................  $1,342,372    $1,492,372   $ 7,285,292
                                                        ===========   ==========   ===========



    - The preceding table does not include the exercise of:

    - the underwriter's over-allotment option;
    - the redeemable common stock purchase warrants;

    - 350,000 common stock purchase warrants issued to the note holders;

    - 50,000 representative's warrants; and
    - 458,332 outstanding options.

                                    DILUTION



    As of September 30, 1999, our pro forma net tangible book value, or deficit, was $(1,485,458), or approximately $(.64) per share of common stock. Pro forma net tangible book value, or deficit, per share represents the amount of our total tangible assets less total liabilities divided by the number of shares of common stock.



    After giving effect to the sale of the 500,000 units offered by this prospectus and after deducting the underwriting discount and estimated offering expenses, net tangible book value at September 30, 1999, would have been $6,151,541, or approximately $1.85 per share of our common stock. This represents an immediate increase in net tangible book value of $2.49 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $7.15 per share of common stock, or approximately 79.5%, to new investors. The following table illustrates this per share dilution:



Assumed initial public offering price.......................              $9.00
Pro forma net tangible book value(deficit) prior to the
  offering..................................................   $(.64)
Increase in net tangible book value per share attributable
  to this offering..........................................    2.49
                                                               -----
Pro forma, as adjusted, net tangible book value per share
  after the offering........................................    1.85
                                                               -----
Dilution of net tangible book value per share to new
  investors.................................................              $7.15
                                                                          =====



    If the over-allotment is exercised in full, our pro forma as adjusted net tangible book value at September 30, 1999 would have been $7,332,566, or $2.11 per share of common stock. This represents an immediate increase in net tangible book value of $2.74 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $6.89 per share of common stock, or approximately 76.6% to new investors.



    The following table summarizes, as of September 30, 1999, on a pro forma basis, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and investors in this offering, and after giving effect to the sale of the 500,000 units offered by this prospectus, assuming an initial offering price of $18.10 per unit. The calculations are based upon total consideration given by new investors and existing stockholders before any deduction of underwriting discounts, offering expenses payable by us, and does not include the purchase of or any exercise of the redeemable common stock purchase warrants offered by this prospectus.



                         SHARES PURCHASED      TOTAL CONSIDERATION      AVERAGE
                       --------------------   ---------------------    PRICE PER
                        NUMBER     PERCENT      AMOUNT     PERCENT       SHARE
                       ---------   --------   ----------   --------   ------------
Existing
  stockholders.......  2,329,558      70%     $  538,067     5.61%       $ .23
New investors........  1,000,000      30%      9,050,000    94.39%       $9.05
                       ---------     ----     ----------   -------
    Total............  3,329,558     100%     $9,588,067      100%
                       =========     ====     ==========   =======

                      SELECTED CONSOLIDATED FINANCIAL DATA



    The following selected consolidated financial data should be read in conjunction with our audited financial statements for the years ended September 30, 1998 and 1999 included elsewhere in the prospectus and Management's Discussion and Analysis of Financial Condition and Results of Operations.


    The issuance of our common stock for the acquisition of True Vision Albuquerque is accounted for as a reverse acquisition with a public shell. The table reflects our statement of operations data as if the April 15, 1998 issuance of 1,944,444 shares of common stock for True Vision Albuquerque occurred on October 1, 1997.


                                                                YEAR ENDED SEPTEMBER 30
                                                              ---------------------------
                                                                 1998             1999
                                                              ----------       ----------
STATEMENT OF OPERATIONS DATA:
Revenues....................................................  $1,460,526        3,377,478
Cost of revenues............................................     894,134        2,294,216
                                                              ----------       ----------
Gross profit................................................     566,392        1,083,262

Operating costs and expenses:
  Sales consulting, and marketing...........................      47,048          401,088
  General and administrative................................     565,070          894,699
  Depreciation..............................................     137,883          148,055
                                                              ----------       ----------
    Total operating costs and expenses......................     750,001        1,443,842
                                                              ----------       ----------
(Loss) income from operations...............................    (183,609)        (360,580)
Interest expense............................................    (117,955)        (118,330)
Expenses relating to debt financing and agreements to retire stock options in preparation of proposed public
  offering..................................................           0         (363,783)
                                                              ----------       ----------
Net loss....................................................  $ (301,564)      $ (842,693)
                                                              ==========       ==========
Basic and diluted net loss per share........................  $     (.14)      $     (.37)
                                                              ==========       ==========
Shares used in computing basic and diluted net loss per
  share.....................................................   2,127,820        2,264,187
                                                              ==========       ==========



    - The following table includes a summary of our balance sheet at September 30, 1999;


    - on an actual basis;


    - on a pro forma basis giving effect to the issuance during November 1999 of:



     - $150,000 principal amount promissory notes bearing interest at 13% yearly, due December 1, 2000.



    - as adjusted to give affect to, the issuance of:



     - 1,000,000 shares of common stock and warrants for the purchase of 500,000 shares offered by us at an offering price of $9.00 per share and $.10 per warrant,



     - the repayment of the $1,250,000 principal amount promissory notes and accrued interest, issued April through September 1999, bearing interest at 13%, and



     - the repayment of $412,000 of accrued expenses and bank overdraft in connection with accrued consulting fees and a state sales tax liability of our subsidiary accrued during the past three years, from the proceeds of this offering.

BALANCE SHEET DATA:


                                                         YEAR ENDED
                                                     SEPTEMBER 30, 1999
                                            ------------------------------------    YEAR ENDED
                                                                          AS       SEPTEMBER 30,
                                              ACTUAL     PRO FORMA     ADJUSTED        1998
                                            ----------   ----------   ----------   -------------
Cash and cash equivalents.................  $    1,495   $ 151,495    $6,126,494    $    2,176
Total working capital (deficit)...........  (1,160,025)  (1,010,025)   6,032,894      (560,886)
Total assets..............................   1,957,326   2,107,326     7,488,245       480,325
Short term debt, current portion of long
  term liabilities and current related
  party obligations.......................   1,658,754   1,658,754       408,754       376,065
Long term debt............................     449,997     599,997       599,997       413,312
Total liabilities.........................   2,723,704   2,873,704     1,211,704     1,066,366
Total shareholders' (deficit) equity......  $ (766,378)  $(766,378)   $6,276,541    $ (586,041)

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


    THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND ACCOMPANYING NOTES AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    We are a medical services company that focuses on delivering laser vision correction surgical procedures and image enhancement procedures to consumers.


    We were incorporated on January 19, 1988 as Topform, Inc. In April 1998 after acquiring 84% of the stock of TrueVision Laser Centers of Albuquerque, Inc., hereinafter referred to as TVA, TVA's management became our management. TrueVision Laser Centers of Albuquerque, Inc. was actively involved in the laser vision correction industry since 1996. In October 1995 and in March 1996, the United States Food and Drug Administration approved the use of excimer lasers manufactured by Summit Technology, Inc. and VISX, Inc., to treat low to moderate nearsightedness. In June, 1996, TrueVision Laser Center of Albuquerque, Inc. opened the first excimer laser center in Albuquerque, New Mexico. In April of 1998, we acquired a controlling interest in TrueVision Laser Centers of Albuquerque, Inc., which had been providing laser vision correction services using the VISX excimer laser.


    We perform laser vision correction surgery and other image enhancement procedures through affiliated and employed physicians in our Albuquerque, New Mexico and we began providing these same services in our Las Vegas, Nevada centers in October 1999. We provide our doctors and optometrists with state-of-the-art equipment and facilities as well as support services necessary to perform vision correction and image enhancement procedures. To date, the supply of our excimer lasers and related equipment has came from VISX and Autonomous Lasers, Inc. through purchase and lease agreements that we have entered into with each manufacturer. In the event that we would not be able to obtain additional excimer lasers and related equipment from either VISX or Autonomous, we believe that two alternative sources of supply will become available before the end of 1999 when the FDA approves these manufacturers.


    The following tables set forth, for the periods indicated, operating information expressed as a percentage of revenue. The results of operations data for the year ended September 30, 1999 are not necessarily indicative of the results to be expected for future periods.



                                                                 FISCAL          FISCAL
                                                               YEAR ENDED      YEAR ENDED
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1998            1999
                                                              -------------   -------------
Net revenues................................................      100.0%          100.0%
Cost of revenues............................................       61.2%           67.9%
Gross margin................................................       38.8%           32.1%
Sales, consulting and marketing.............................        3.2%           11.9%
General and administrative expense..........................       38.7%           26.5%
Depreciation expense........................................        9.4%            4.4%
Total operating expenses....................................       51.4%           42.7%
Income (loss) from Operations...............................      (12.6%)         (10.7%)
Interest income or Expense..................................       (8.1%)          (3.5%)
Expenses relating to debt financing and agreements to retire
  options in preparation of proposed public offering........        0.0%          (10.8%)
Net loss....................................................      (20.6%)         (25.0%)

RESULTS OF OPERATIONS


    COMPARISON OF YEAR ENDED SEPTEMBER 30, 1999 TO THE YEAR ENDED SEPTEMBER 30,
     1998


REVENUES


    Revenues increased to $3,377,478 for the year ended September 30, 1999 from $1,460,526 for the year ended September 30, 1998. This increase of $1,916,952, or 131% is primarily a result of increases in volume of laser vision correction procedures performed at our Albuquerque facility which was offset by a decline in average revenue per procedure of approximately $200.


COST OF REVENUES


    Costs of revenues consist primarily of royalty fees, advertising and marketing expenditures, rent, equipment maintenance, and professional fees. At the present time, we pay $250 for each surgical procedure as a royalty fee. Cost of revenues increased to $2,294,216 or 67.9% of revenues for the year ended September 30, 1999 from $894,134, or 61.2% of revenues for the year ended September 30, 1998. The increase of $1,400,082 or 157% was due to a decline in average revenue per procedure as a result of more aggressive discounts offered in connection with our expanded marketing efforts.


GENERAL AND ADMINISTRATIVE EXPENSES


    General and administrative expenses consist primarily of salaries, wages and related costs for general corporate functions, including finance, accounting, facilities, legal and other fees for professional services. General and administrative expenses increased to $894,699 for the year ended September 30, 1999 from $565,070 for the year ended September 30, 1998. As a percentage of revenue, general and administrative costs decreased from 38.7% to 26.5%. This was due to the fact that our operations began in April 1998 after the effective date of our reorganization.



SALES, CONSULTING AND MARKETING



    Sales, consulting and marketing expenses increased to $401,088 for the year ended September 30, 1999 from $47,048 for the year ended September 30, 1998. As a percentage of revenues, sales, consulting and marketing expenses increased from 3.2% to 11.9% for the same periods. This increase of $354,040 is a result of our commencement of our marketing efforts including the development of our seminar series and media advertising events.


DEPRECIATION AND AMORTIZATION


    Depreciation and amortization increased to $148,055 for the year ended September 30, 1999 from $137,883 for the year ended September 30, 1998. This increase of $10,172, or 7.4% was due to surgical and medical equipment purchases.


INTEREST EXPENSE


    Interest expense increased from $117,955 to $118,330 for the year ended September 30, 1998 and 1999, respectively. This increase of $375 was a result of our increased borrowings during the later period.


EXPENSES RELATING TO DEBT FINANCING AND AGREEMENTS TO RETIRE STOCK OPTIONS


    Expenses relating to debt financing and agreements to retire stock options increased to $363,783 for the year ended September 30, 1999 due to the private placement of our debt offering during April through September 1999 and agreements entered into in preparation of our anticipated public offering.

DEPOSITS AND PREPAID EXPENSES


    Deposits and prepaid expenses were $340,978 for the year ended
September 30, 1999. This includes a $135,249 non-refundable deposit for the purpose of a new facility for the Albuquerque center. This purchase is planned for completion in January 2000, with renovations planned for an October 2000 occupancy date. An additional $43,633 of deposits relate to trade shows and prepaid advertising costs which will be expensed in fiscal 2000.



    Additionally, the Company has deposited $112,290 (non-refundable) for the purchase of new lasers and $43,625 (non-refundable) for an operating lease of laser equipment.


NET INCOME/LOSS


    Our net loss for the year ended September 30, 1999 increased $541,129 from $(301,564) for the year ended September 30, 1998 to $(842,693) for the same period in 1999. The increase in our net loss is due to higher general and administrative expenses, an increase in our costs of revenues, increased marketing efforts for our Albuquerque center, and debt financing and expenses for retiring stock options.


YEAR ENDED SEPTEMBER 30, 1998 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1997

REVENUES


    Revenues increased to $1,460,526 for the fiscal year ended September 30, 1998 from $770,704 for the fiscal year ended September 30, 1997. This increase in revenue of 89.5% is a result of an increase in the number of laser vision correction procedures performed at our Albuquerque center, which was offset by a decline in the average revenue per procedure.


COST OF REVENUES

    Cost of revenues increased to $894,134 for the fiscal year ended
September 30, 1998 from $453,279 for the fiscal year ended September 30, 1997. As a percentage of revenues, cost of revenues increased from 58.8% to 61.2% for the same periods. This increase of $440,855 or 97.3% is primarily due to new agreements negotiated with our primary physician provider group along with increased discounts experienced in connection with expanded marketing efforts during the latter part of 1998.

GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses increased to $565,070 for the fiscal year ended September 30, 1998 from $274,641 for the fiscal year ended
September 30, 1997. As a percentage of revenue, general and administrative expenses increased from 35.6% to 38.7%. This increase, is a result of increased overhead expenses, the recognition of costs for services contributed by our executive officers, and the recognition of costs associated with grants of options and shares for services rendered by consultants.


SALES, CONSULTING AND MARKETING



    Sales, consulting and marketing expenses declined to $47,048 for the year ended September 30, 1998 from $99,787 for the fiscal year ended September 30, 1997. This decrease of $52,739, or 52.8% is due to a significant decline in marketing expenses during the first six months of the fiscal year ended September 1998.


DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense increased to $137,883 for the fiscal year ended September 30, 1998 from $127,678 for the fiscal year ended September 30, 1997. This increase of $10,205, or

8.0% is a result of new equipment purchased in connection with expanded marketing efforts during the second half of fiscal year 1998.

INTEREST EXPENSE

    Interest expense increased to $117,955 for the year ended September 30, 1998 from $66,585 for the fiscal year ended September 30, 1997. This increase of $51,370, or 77.1% is primarily a result of increased borrowings generated from the financing costs of our excimer laser and ancillary equipment in our Albuquerque center.

NET INCOME/LOSS

    Our net loss for the fiscal year ended September 30, 1998 increased $12,685, or 4.4% from $(288,879) for the fiscal year ended September 30, 1997 to $(301,564) for the same period in 1998. This increase in our net loss is due to an increase in general and administrative expenses incurred in the fiscal year ended September 30, 1998 as compared to the fiscal year ended September 30, 1997, as discussed above.

LIQUIDITY AND CAPITAL RESOURCES


    Since our inception, we have financed our operations through revenues and capital recently raised in a private placement of 13% promissory notes and common stock purchase warrants. As of September 30, 1999, we had a net bank overdraft of $114,864. Cash flows used for operating activities was $478,171 for the year ended September 30, 1999. Net cash used for investing activities was $298,906 during the same period including $231,418 used in the purchase of equipment as a result of our expanded operations. Net cash flows provided by financing activities of $776,396 consist primarily of borrowings on promissory notes payable and an increase in bank overdraft.



    From April through September 1999, we completed a private placement in which we sold $1,250,000 worth of promissory notes bearing interest at 13%, 350,000 common stock purchase warrants, each exercisable to purchase one share of our common stock at an exercise price of $8.40 per share, and 34,384 shares of our common stock. The promissory notes are due April 15, 2000 and we expect to pay all principal and accrued interest on the promissory notes out of the net proceeds of this offering. $700,000 of the aggregate amount of the private placement was sold to subscribers that received 350,000 common stock purchase warrants. $550,000 of the aggregate amount of the private placement was sold to subscribers that received no warrants, but received a total of 34,384 shares of our common stock.



    Costs incurred in connection with the private placement include finders' fees and legal and accounting expenses. Net proceeds of our private placement were used primarily for payment of the costs and expenses associated with our initial public offering and to pay development costs for our newest laser center in Las Vegas, Nevada. Before the date of this prospectus, we were in default in the payment of consulting fees due to our consultants, and our subsidiary, TrueVision Laser of Albuquerque, Inc. was delinquent in the payment of sales taxes covering the last three years of operations. We have paid a portion of the overdue consulting fees from the proceeds of our private placement and have allocated $412,000 from the net proceeds of our public offering to pay the remaining consulting fees, the sales tax liability owed by our subsidiary and bank overdraft. Short term bank overdrafts occurred due to the timing of our receipts and disbursements.



    Based on our current operating plan, we anticipate that the net proceeds of this offering, together with the cash flow from operations, will be sufficient to fund our anticipated working capital and capital expenditures for the 12 months following completion of this offering. We intend to rely on these same sources of capital to meet our facilities and equipment lease obligations for the 12 months following the completion of the offering. We believe cash flow from operations thereafter will be sufficient to meet our future expenditures and that our current lease obligations will not have a material effect on our costs of operations following our offering and during the terms of the respective leases. Our accountants have included an emphasis of matter in their report and a note to the consolidated financial statements that our consolidated financial statements have been prepared assuming we will continue as a going concern. If appropriate financing is not obtained by us through our public offering, we intend to modify our operations accordingly. Our capital requirements have grown since our inception and we expect our capital requirements to continue to grow.


    We currently offer a program for patient financing through various lenders. We intend to expand that program over the next 12 months and may fund some or all of this program ourselves. We believe we could find a third party lender, either directly or through a finance company affiliated with our management, TVLC Finance, Inc.

YEAR 2000 COMPLIANCE

    Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These systems and software products will need to accept four digit entries to distinguish 21(st)century dates from 20(th) century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities. Our services, operations, customers, suppliers and service providers all rely on information technology systems, using hardware and software, to function properly. This includes readily apparent systems including those controlling the VISX excimer lasers as well as less obvious systems, including those required to provide electricity to our facilities.


    SUPPLIERS: We believe that goods and services we routinely use in delivering our services are readily available on comparable terms and conditions. We have been surveying our suppliers about their Year 2000 compliance. VISX has advised us that its lasers will remain fully functional from a medical standpoint through the Year 2000 and beyond. However, VISX has determined that the laser systems do not properly print or store patient report dates and procedures performed in the Year 2000 and beyond. We have been informed that VISX believes they are Year 2000 compliant as of the date of this prospectus. If our other suppliers do not reply to our Year 2000 inquiries or cannot provide Year 2000 compliant products, we may need to locate alternative sources for goods or services.


    OPERATIONS: We have been gathering information from our vendors and making an assessment of Year 2000 compliance for each of the major elements of our internal information systems. Based upon the representations of these vendors, we believe:

    - Our operating systems, which include Microsoft Windows NT, Microsoft Windows 98 and Microsoft Windows 95, are all Year 2000 compliant in their latest versions, which we currently have installed.

    - Our key applications, which include Compu-Link ophthalmic management software for Windows, and Microsoft Office 97, have been updated to a level of revision that is Year 2000 compliant. Our Toshiba DK280 phone system is also Year 2000 compliant. Our computer hardware, which is all personal computer based, is Year 2000 compliant. We have received representations from the owners and managers of our Albuquerque, New Mexico facility that such facility is Year 2000 compliant with regard to building security, heating and lighting controls.

    COST TO ADDRESS YEAR 2000 ISSUES: We have not incurred significant costs to date complying with Year 2000 requirements and we do not believe that we will incur significant costs for these purposes in the foreseeable future. However, we may spend more money than we have estimated, and this could have a material adverse impact on our results of operations. At this stage in our assessment process, we do not believe that the Year 2000 issue will materially impact our financial position, results of operations or cash flows in future periods. However, there can be no assurance that operating problems or expenses related to the Year 2000 issue will not arise with our computer systems and software or that our customers or suppliers will be able to resolve their Year 2000 issues in a timely manner.


    CONTINGENCY PLANS: Our failure to identify and correct a Year 2000 problem could result in an interruption of normal business activities and operations. A worst case Year 2000 scenario would be the failure of the VISX laser to properly store patient report dates for procedures performed in the Year 2000 and beyond and for that situation to not be resolved in a timely manner. We are prepared to manually record such information and to manually prepare any necessary reports. If our internal review and external surveys identifies any other problems that are reasonably likely to occur, we will develop additional contingency plans to minimize any impact on our business. However, despite our best efforts, we may not anticipate all problems that may ultimately arise.


RECENTLY ISSUED ACCOUNTING STANDARDS

    We believe that recently issued financial standards will not have a significant impact on our results of operations, financial position, or cash flows.

                                    BUSINESS


OVERVIEW

    TrueVision International, Inc., through our operating subsidiaries, TrueVision Laser Center of Albuquerque, Inc. and TrueVision of Nevada, Inc., provide laser vision correction and image enhancement procedures to individuals, at our TrueVision centers. Our doctors, and those with which we are affiliated, provide these services using state-of-the-art excimer laser technology. We also offer patients ancillary image enhancement procedures and other vision correction devices on a limited basis, including contact lenses. We acquired our first TrueVision center in Albuquerque, New Mexico in April 1998 and opened our second center in Las Vegas, Nevada in July 1999, where we began offering laser vision correction procedures in October 1999.

CORPORATE BACKGROUND

    We were incorporated on January 19, 1988 as Topform, Inc., in Delaware. On March 16, 1999 we changed our name to TrueVision International, Inc. In
April 1998, through a stock purchase and reorganization, we acquired a controlling interest in TrueVision Laser Centers of Albuquerque, Inc., which had been providing laser vision correction services using the VISX, Inc. excimer laser since June 1996. In July 1999, we opened our second center in Las Vegas, Nevada, through our wholly-owned subsidiary, TrueVision of Nevada, Inc.

OUR STRATEGY

    Our goal is to be a leading provider of laser vision correction and other cosmetic procedures. In order to achieve this goal, we will implement the following strategies:

    - Expand our geographic presence by opening additional TrueVision centers;

    - Equip our centers with state-of-the-art medical technologies;

    - Recruit, employ and affiliate talented doctors and capitalize on these physicians' relationships within their local communities;

    - Increase our marketing and sales efforts to further penetrate our target markets; and

    - Expand our services to include ancillary cosmetic procedures and other vision correction products that permit cross-marketing of our core services.

OUR INDUSTRY


    The laser vision correction industry has experienced dramatic growth during the past two years. The total number of laser correction procedures performed in the United States is forecasted to grow 450% from 200,000 in 1997 to 900,000 in 1999. Total sales for the laser vision correction industry have been over $1.0 billion since approval of the excimer laser in the U.S. in October 1995. However, despite the growth of this industry, the estimated number of vision correction clients in 1998 represented less than 0.28% of the 150 million people with refractive vision conditions in the U.S. We believe these figures illustrate an untapped market for which we can offer our services.


COMMON REFRACTIVE VISION DISORDERS

    Refractive vision disorders typically result from improper curvature of the cornea relative to the size and shape of the eye. If the curvature of the cornea is not precisely correct, it cannot properly focus the light passing through it onto the retina. The result is a blurred image. The three most common refractive vision disorders are:


    - Myopia, also known as nearsightedness--images focus in front of the retina, resulting in a blurred perception of distant objects;



    - Hyperopia, also known as farsightedness--images focus behind the retina, resulting in a blurred perception of near objects;

    - Astigmatism--images do not focus on any point due to the varying curvature of the eye along different axes.

CORRECTIVE LASER VISION PROCEDURES


    Currently, eyeglasses and contact lenses are the most common and traditional means of correcting common vision disorders. Vision correction is achieved through the use of corrective lenses over the eye. Laser vision correction procedures are designed to reshape the outer layers of the cornea to correct refractive vision disorders. Changing the curvature of the cornea with an excimer laser, eliminates or reduces the need for corrective lenses. We use the excimer laser in our centers which is approved to treat nearsightedness within parameters of the optical power of the lens of the human eye, and is approved to treat farsightedness within other parameters that measure the optical power of the lens of the eye.


    There are currently two outpatient procedures that we offer at our TrueVision centers that use the excimer laser to correct common refractive vision disorders. One is laser in-situ keratomileusis, commonly known as LASIK and the other is photorefractive keratectomy, commonly known as PRK. Prior to either LASIK or PRK, an assessment is made of the correction required to program the excimer laser. Using a specially developed algorithm, the software of the excimer laser then calculates the optimal number of pulses needed to achieve the intended correction. The patient reclines in a chair, eyes focused on a fixed target, while the doctor positions the patient's cornea for the procedure. An eyelid holder is inserted to prevent blinking and topical anesthetic eye drops are applied. The excimer laser emits energy in a series of pulses, with each pulse lasting only several billionths of a second. High-energy ultraviolet light produced by the excimer laser creates a non-thermal process known as ablation, which removes tissue and reshapes the cornea without damaging adjacent tissue. The amount of tissue removed depends upon the amount of corneal reshaping required to correct the vision disorder.

    The typical procedure takes 15 to 30 minutes from set-up to completion, while the excimer laser is general used for less than 40 seconds. The front surface of the eye is flatter when corrected for nearsightedness and steeper when corrected for farsightedness. In effect, the change made in the middle or periphery of the cornea is translated to the front surface of cornea and results in vision correction. Following the procedure, a series of patient follow-up visits are scheduled in our centers, with an optometrist or doctor, to monitor the corneal healing process, to verify that there are no complications and to test the amount of correction achieved by the laser vision correction procedure.

    LASIK. LASIK was approved for commercial use in the U.S. in 1996. Currently, the majority of laser vision correction procedures are LASIK, since it is believed that LASIK generally allows for:


    - More precise correction than PRK for higher levels of nearsightedness and farsightedness, with or without astigmatism;


    - Greater predictability of results;

    - Shorter patient recovery times and less discomfort; and

    - Decreased possibility of corneal regression.

    In the LASIK procedure, a small flap of the cornea is raised by use of a microkeratome, a tiny surgical blade with rapid oscillations. The laser is then applied to the surface of the cornea under the flap and the flap is put back in place. Generally, no bandage contact lens is required and the patient experiences minimal discomfort. Generally, LASIK has the advantage of a quicker recovery as compared to PRK. With LASIK, our experience has been that most patients see well enough to drive a car the next day and heal completely within one to three months. LASIK generally allows a doctor to treat both eyes in one visit.

    PRK. In PRK procedures, the doctor removes the thin layer of cells covering the outer surface of the cornea, by applying the excimer laser pulses directly to the surface of the cornea. Following the

PRK procedure, a contact lens bandage is placed on the eye to protect it. The patient typically experiences discomfort for up to 24 hours and blurred vision for up to 72 hours until the epithelium, the outer surface of the cornea, heals. To alleviate discomfort and promote corneal healing, a doctor will typically prescribe topical pharmaceuticals. Although a patient usually experiences improvement in clarity of vision within a few days following the procedure, it usually takes one to three months for the full benefit of the PRK procedure to be realized. Patients usually have one eye treated per visit.

OUR LASER VISION CORRECTION CENTERS


    We operate one laser vision correction center in New Mexico and we opened a second center in Las Vegas, Nevada in July 1999. We began offering laser vision correction procedures in Las Vegas, in October 1999. We own 84% of the TrueVision center in Albuquerque, New Mexico and operate it through affiliated and employed doctors. We own 100% of the TrueVision center in Las Vegas, Nevada and intend to operate it in essentially the same manner as our first center. Our centers are supported by our fully credentialed doctors and optometrists who perform pre-procedure evaluations, laser vision correction procedures, and post-procedure follow-ups. We recently began offering medical services considered to be "cosmetic" in nature, such as a skin renewal procedure that removes fine lines and facial blemishes, that we believe we can effectively cross-market to our vision correction patients.


    We strive to meet the needs of our patients as well as our doctors and optometrists. We recruit our doctors in several ways. Generally, we first identify and meet with doctors within the community to demonstrate our technical and marketing capabilities. We emphasize advertising programs, see referrals from other doctors and specifically target local ophthalmologists in the community. We prefer to contract with doctors to perform procedures at our facilities and who can assist in the development of new patients for their practice through our marketing programs. We provide our doctors and optometrists with:

    - STATE-OF-THE-ART EQUIPMENT AND FACILITIES. We provide our doctors with the facilities, equipment, support services and state-of-the-art laser technologies necessary to perform vision correction procedures. Our doctors focus on treating patients without the burden of meeting the financial, management, administrative, maintenance and regulatory requirements associated with establishing and operating a laser vision correction and image enhancement center.

     Our two centers have a laser procedure room, an image enhancement treatment room, a private examination room and a patient waiting area. In our Albuquerque center, we are equipped with a VISX Star laser. We also have corneal topography instruments, ophthalmic examination equipment, a computer system, and standard office equipment. When fully operational, our Las Vegas, Nevada center will have an autonmous laser and the same ancillary medical equipment as the Albuquerque Center. We believe the Autonomous laser has several enhancements, including an eye tracking feature, which is useful to the laser technician and our doctors;

    - A TRAINED TECHNICIAN AND SUPPORT STAFF. Staffing includes technicians who assist the doctors during the laser vision correction and image enhancement procedure. They also provide support services such as sterilization of surgical instruments. The excimer laser manufacturer and the microkeratome supplier, as well as the image enhancement equipment manufacturers, certify our technicians. The center also has a medical support director who supports our doctors and optometrists, and assists in developing laser vision correction programs;

    - OPPORTUNITIES FOR INCREMENTAL INCOME. The laser vision correction procedure for each eye yields a procedure fee for the doctor. Doctors and optometrists who perform pre-procedure evaluations or post-procedure follow-ups also receive a professional fee for such services. Those procedure and professional fees represent an incremental source of income not subject to managed care or government reimbursement.

    We provide our patients with:

    - ACCESS TO HIGHLY CREDENTIALED DOCTORS AND OPTOMETRISTS. Our doctors have completed extensive FDA-mandated training and have met our qualification criteria. Our centers are designed to create a patient friendly environment and reduce any anxiety associated with laser vision correction and image enhancement procedures. We believe our centers have an aesthetically pleasing and comfortable waiting area and our center staff is focused on addressing the needs of each patient;

    - EDUCATIONAL CONSULTATIONS AND MATERIALS. The education process begins with our initial contact with the patient potential patients receive a free consultation focused on educating the patient on vision correction procedures, how the procedure corrects a specific refractive vision disorder and the results the patient should expect after the procedure. Patients are given written materials and can view a video of the procedure or witness an actual procedure during their initial visit. Similar information is provided for image enhancement procedures. We believe that an educated patient has realistic expectations and should be more satisfied with procedure results;

    - REGULARLY SCHEDULED POST-PROCEDURE FOLLOW-UPS. We strive towards 100% patient satisfaction. We schedule post-procedure follow-ups with patients to monitor procedure results. In those instances when the desired correction is not achieved, the patient receives a follow up procedure at no cost to the patient;


    - AFFORDABLE FINANCING ALTERNATIVES. Laser vision correction and image enhancement procedures are elective and generally not reimbursable by third-party payers. We offer patients several financing alternatives and in some circumstances promotional discounts. We have multiple payment plans offered by an unaffiliated finance company. We also provide information regarding installment plans, insurance coverage, home equity loans and payment through employer-flexible benefit plans. In the majority of the procedures financed, we bear no credit risk.


OUR INTELLECTUAL PROPERTY RIGHTS


    We purchase or lease our excimer lasers and related laser equipment from manufacturers of the excimer laser. Our ability to use the excimer laser to perform laser vision correction procedures in our centers is derived from a license agreement, that has been filed as an exhibit to our registration statement, that governs the intellectual property rights covering the excimer laser technology. We are able to license from the manufacturer all necessary intellectual property rights associated with the laser and related equipment so long as we are in conformity with the terms of each license agreement and so long as we pay the royalty fee included as a part of each license agreement. Patent rights covering the excimer laser equipment we use in our laser vision correction procedures have been granted to the manufacturers of our excimer lasers.


OUR SALES AND MARKETING STRATEGY

    We are developing and implementing direct marketing campaigns. We believe many of our competitors focus all of their resources on building affiliations with eye care providers, and rely on doctor relationships to produce their clients. Although our relationships with doctors is a key component of our overall strategy, we focus much of our resources directly on the consumer and attempt to create our own client relationships. Our "integrated marketing protocol," a consumer oriented marketing program for our services, was developed to focus our TrueVision staff on existing and prospective clients.


    The heart of our marketing efforts is a seminar series. We hold seminars at our centers. A television camera, mounted in the laser gives the audience a view of exactly what the surgeon sees during the laser correction procedure. Afterwards, both the doctor and the client are invited into the seminar to share the experience and answer questions. We believe this aspect of our marketing effort has been successful and as a result, in the Albuquerque center we have scheduled over 123 seminars for 1999.

    We also attempt to refocus consumer demand. We seek out opportunities to provide ancillary services and products targeted to drive our core business. We offer related products, including sunglasses and contact lenses at our centers, primarily as an accommodation to our customers. While meeting existing needs of the consumers, we introduce our ancillary products in each of these locations. For example, a contact lens client generally receives information on why laser vision correction is a better option for most people. Further, we have developed and are employing dedicated sales teams. Our marketing efforts include developing and implementing programs that are focused on recruiting individual clients as well as corporate accounts for our centers. Much of our current efforts in expanding the number of our laser vision correction procedures include local radio, television, and newspaper print advertisements explaining the laser vision correction procedure to a prospective patient, and the costs and benefits associated with each of our surgical procedures.

    Our laser vision correction surgical procedures currently cost approximately $3,925 for both eyes. Our ancillary medical services, such as the procedure we use to remove fine lines and facial blemishes, is provided by us in a series of procedures generally consisting of six, 20 minute visits, are currently offered by us at an average package cost of between $600 and $900. TrueVision-employed doctors deliver our services and are paid on the basis of the specified salaries, with no additional fees. TrueVision-affiliated doctors are paid under various facility fee arrangements, ranging from $700 to $800 for each eye.

COMPETITION

    The market for laser vision correction and image enhancement surgery is subject to intense competition. We compete with other entities, including refractive laser center companies, hospitals, individual doctors, other surgery and laser centers and manufacturers of laser equipment in offering such services and access to related equipment. In addition, the laser vision correction and other image enhancement surgical procedures provided at our centers compete with more traditional non-surgical treatments for refractive conditions including eyeglasses and contact lenses.

    Eye care professionals interested in deploying excimer laser technology have formed commercial enterprises in order to support the capital requirements for acquiring the lasers and other necessary equipment. The industry today remains highly fragmented, with most procedures performed by independent physician groups. There are several laser vision correction companies developing national operations. In addition, there are several eye care companies that feature access to laser vision correction and other refractive surgery services as an increasingly important component of their ophthalmic practice development activities.

    Our laser vision correction and image enhancement centers compete on the basis of quality of patient care, reputation and price. Our principal corporate competitors in the market for laser vision correction and other refractive surgery include:

    - TLC The Laser Center, Inc.;

    - Laser Vision Centers, Inc.;

    - ClearVision Laser Centers, Ltd.;

    - LCA-Vision Inc.;

    - NovaMed EyeCare, Inc.; and

    - ARIS Vision, Inc.

    The bases for competition in this market are:

    - systems;

    - pricing;

    - strength of delivery network;

    - strength of operational systems;

    - the degree of cost efficiencies and surgeries;

    - marketing strength;

    - information technology systems;

    - managed care expertise;

    - patient access; and

    - quality assessment programs.

    Many of our current and potential competitors have significantly greater financial and human resources than we currently have, and as a result, we may be at a competitive disadvantage to these current and potential competitors even though we believe that we can successfully compete on the basis of our marketing efforts, quality of patient care, our reputation and the price of our services. Suppliers of conventional vision correction, which includes eyeglasses and contact lenses, such as optometric chains, may also compete with us either by marketing alternatives to laser vision correction or other refractive surgery procedures or by purchasing excimer lasers and offering refractive surgery to their customers.

GOVERNMENT REGULATION

    As a participant in the health care industry, our operations and the operations of our affiliated doctors and optometrists are subject to extensive and increasing regulation by governmental entities at the Federal, state and local levels. Many of these laws and regulations are subject to varying interpretations. We believe courts and regulatory authorities have generally provided little clarification. Moreover, state and local laws and interpretations vary from jurisdiction to jurisdiction. As a result, we may not always be able to accurately predict interpretations of applicable law. As a result, some of our activities, or the activities of our affiliated providers, could be challenged.

    The regulatory environment in which we and our affiliated providers operate, may change significantly in the future. In response to new or revised laws, regulations or interpretations, we could be required to:

    - revise the structure of our legal arrangements or the structure of our fees;

    - incur substantial legal fees, fines or other costs; or

    - curtail our business activities, reducing the potential profit to us of some of our legal arrangements. Any of these outcomes may have a material adverse effect on our business, financial condition and results of operations.

    The following is a summary of some of the health care regulatory issues affecting us, our affiliated eye care providers and our respective operations.

    FEDERAL LAW

    ANTI-KICKBACK STATUTE. The U.S. Federal anti-kickback statute prohibits the knowing and willful solicitation, receipt, offer or payment of any direct or indirect remuneration in return for the referral of patients or the ordering or purchasing of items or services payable under Medicare, Medicaid or other federal health care programs. Violations of this statute may result in criminal penalties, including imprisonment or criminal fines of up to $25,000 per violation, civil penalties of up to $50,000 per violation, and exclusion from federal programs including Medicare or Medicaid.


    SELF-REFERRAL LAW. Subject to limited exceptions, the Federal self-referral law, known as the "Stark Law," prohibits physicians and optometrists from referring their Medicare or Medicaid patients for the provision of "designated health services" to any entity with which they or their immediate family members have a financial relationship. "Financial relationships" include both compensation and ownership relationships. "Designated health services" include clinical laboratory services, radiology and ultrasound services, durable medical equipment and supplies, and prosthetics, orthotics and prosthetic devices, as well as seven other categories of services. We do not provide "designated health services." Our affiliated providers, however, do provide limited categories of designated health services, specifically, ultrasound services, such as A-scans and B-scans, and prosthetic devices, such as eyeglasses and contact lenses furnished to patients following cataract surgery.



    Violating the Stark Law may result in denial of payment for the designated health services performed. This may also result in:



    - civil fines of up to $15,000 for each service provided in connection with a prohibited referral,



    - a fine of up to $100,000 for participation in a circumvention scheme, and



    - exclusion from the Medicare, Medicaid and other Federal health care programs.


    The Stark Law is a strict liability statute. Any referral made where a financial relationship exists that fails to meet an exception constitutes a violation of the law. To the extent that our affiliated professional entities provide designated health services to Medicare and Medicaid beneficiaries, or make or receive Medicare or Medicaid referrals for such services, the Stark Law could be implicated.

    STATE LAW

    ANTI-KICKBACK LAWS. In addition to the Federal anti-kickback law, a number of states have enacted laws, which prohibit the payment for referrals and other types of anti-kickback arrangements. These state laws typically apply to all patients regardless of their source of payment.

    SELF-REFERRAL LAWS. In addition to the Federal Stark Law, a number of states have enacted laws that require disclosure of or prohibit referrals by health care providers to entities in which the providers have an investment interest or compensation relationship. In some states, those restrictions apply regardless of the patient's source of payment.

    CORPORATE PRACTICE OF MEDICINE LAWS. A number of states have enacted laws that prohibit the corporate practice of medicine. Those laws are designed to prevent interference in the medical decision-making process by anyone who is not a licensed physician. Many states have similar restrictions in connection with the practice of optometry. Application of the corporate practice of medicine prohibition varies from state-to-state. While some states may allow a corporation to exercise significant management responsibilities over the day-to-day operation of a physician or optometric practice, other states may restrict or prohibit various activities.


    FEE-SPLITTING LAWS. The laws of some states prohibit providers from dividing with anyone, other than providers who are part of the same group practice, any fee, commission, rebate or other form of compensation for any services not actually and personally rendered. Penalties for violating these fee-splitting statutes or regulations may include revocation, suspension or probation of a provider's license, or other disciplinary action. If we expand into a state with different or more restrictive laws, we may need to amend or restrict some of our operations in order to ensure compliance with applicable state laws, rules and regulations.


    FACILITY LICENSURE AND CERTIFICATE OF NEED. We may be required to obtain licenses from the state departments of health in states where we open or acquire eye surgery and laser centers. Some states require a Certificate of Need, or CON, prior to the construction or modification of an ambulatory surgery center, such as our eye surgery and laser centers, or the purchase of medical equipment in excess of an amount set by the state.

    EXCIMER LASER REGULATION


    Medical devices, such as the excimer lasers used in our eye surgery and laser centers, are subject to regulation by the U.S. Food and Drug Administration. Medical devices may not be marketed for commercial sale in the U.S. until the FDA grants pre-market approval for the device.

    The FDA has not approved the use of an excimer laser to treat both eyes on the same day, called a bilateral treatment. The FDA has stated that it considers the use of the excimer laser for bilateral treatment to be a practice of medicine decision, which the FDA is not authorized to regulate. Physicians, including our affiliated physicians, widely perform bilateral treatment as an exercise of professional judgment in connection with the practice of medicine.

    Failure to comply with applicable FDA requirements could subject us, our affiliated providers or laser manufacturers to enforcement action, product seizures, recalls, withdrawal of approvals and civil and criminal penalties. Further, failure to comply with regulatory requirements, or any adverse regulatory action, including a reversal of the FDA's current position that the "off-label" use of excimer lasers by physicians outside the FDA approved guidelines is a practice of medicine decision, which the FDA is not authorized to regulate, could result in a limitation on or prohibition of our use of the excimer laser.

    The marketing and promotion of laser vision correction and other image enhancement surgical procedures in the U.S. is regulated by the FDA and the Federal Trade Commission. The FDA and FTC have released a joint communique on the requirements for marketing these procedures in compliance with the laws administered by both agencies. The FTC staff also issued more detailed staff guidance on the marketing and promotion of these procedures and has been monitoring marketing activities in this area through a non-public inquiry to identify areas that may require further FTC attention. Although the FDA does not regulate surgeons' use of excimer lasers, the FDA actively enforces regulations prohibiting the marketing of products for nonindicated uses and conducts periodic inspections of manufacturers to determine compliance with good manufacturing practice regulations. We believe that we conduct our operations in compliance with these laws and regulations.

INSURANCE

    We believe that the insurance coverage for our business is generally in accordance with industry standards, including adequate coverage for premises liability which we may incur in both of our centers. We believe our insurance coverage is adequate in light of our business and the risks to which we are subject. We maintain key man life insurance on the life of John C. Homan in the amount of $1,000,000. We intend to obtain officers' and directors' liability insurance coverage prior to the completion of this offering.

EMPLOYEES


    As of December 1, 1999, we had 29 full-time and part-time employees. Of our total number of employees,



    - 14 are full-time and



    - 15 are part-time.


    Eight of these people work in our corporate offices, with five full-time employees and three part-time employees. We have eight full-time and nine part-time employees in our Albuquerque medical center, and one full-time and three part-time employees in our Las Vegas center. Of these employees,


    - five are administrative employees,



    - four are clerical,



    - seventeen are in our sales department, and



    - three employees function as medical or medical-technical employees. We have no collective bargaining agreement with any of our employees and our management considers our relationships with our employees to be good.


    We believe we will need to recruit 17 part-time and four full-time employees to staff our growing needs in both of our existing centers. We intend that six of the part-time employees and five of the full-time employees will be based in our Albuquerque center, and four part-time and six full-time employees will be based in our Las Vegas center.


    In addition to our employees, we have affiliate relationships with local doctors who provide medical services to our patients. As of December 1, 1999, we had three active member-affiliates for our Albuquerque center.


FACILITIES

    We lease our principal executive office and our medical facilities in Albuquerque, New Mexico. It consists of a total of approximately 5,000 square feet, under three separate operating leases that have varying expiration dates.

    We lease a 751 square foot facility adjacent to our Albuquerque center that houses our call center under a month to month lease entered into on November 4, 1998, providing for a current monthly payment of $445.00.

    On September 12, 1995, we leased 2,144 square feet of space adjacent to our Albuquerque center to house additional medical personnel and a retail optical dispensary. This facility has a lease term that ends November 30, 2000 and has a current monthly rental obligation of $2,914.

    On March 25, 1999, we entered into a sublease for an additional 2,079 square feet in Albuquerque to house our corporate operations. This sublease terminates on December 28, 2001 and has a current monthly obligation of $2,599. Our total monthly lease obligations for our Albuquerque center are approximately $6,000 per month. We believe our facilities are adequate for our current business operations in our Albuquerque center.


    On July 21, 1999, we entered into a six month lease which commenced as of August 1, 1999 for 4,000 square feet of space in Las Vegas, Nevada, with a monthly rental obligation of $6,840 per month. This space temporarily houses our Las Vegas TrueVision center until our permanent leased facility becomes available. As of the date of this prospectus, our Las Vegas operations are still conducted at this facility.



    On July 30, 1999, we entered into a five-year lease agreement for our permanent facilities in Las Vegas, which lease commences as of December 1, 1999 and consists of approximately 12,141 square feet of space and has a monthly rental obligation of approximately $22,461 per month. Our lease gives us the option of renewing the initial term of the lease for two additional five-year terms. This lease agreement has been personally guaranteed by a principal shareholder and consultant of ours until the earlier of three years from the date of the lease or our receipt of at least $5,000,000 in gross proceeds from a public offering. We believe these facilities are adequate for our current and planned business operations in our Las Vegas center.


LEGAL PROCEEDINGS

    We are not involved in any pending, or to our knowledge threatened, legal proceedings. From time to time, we may become a party to various legal proceedings arising in the ordinary course of business.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US


    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

    The registration statement, including all amendments, exhibits and schedules, may be inspected without charge at the offices of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549 and the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street NW, Washington, DC. 20549. The public may obtain information on the operations of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) through which the registration statement and other information can be retrieved.

    We have applied for listing of our securities on the Nasdaq SmallCap Market, and upon listing, investors can obtain information about us on its Web site, (http://www.nasdaqamex.com.)

    Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act and intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

                                   MANAGEMENT


DIRECTORS AND OFFICERS


    Our executive officers, directors, and key employees and their ages as of December 1, 1999 are as follows.



NAME                               AGE                       POSITION
----                             --------   -------------------------------------------
John C. Homan..................     47      Chairman of the Board, Chief Executive
                                            Officer, Treasurer and Director
Frank J. Seifert...............     55      Secretary and Director
C. Richard Hullihen, Jr. ......     73      Director
Allison W. Evans...............     35      Vice-President of Business Development and
                                            Chief Financial Officer
Robert S. Helmer...............     45      Clinical Support Manager
Dr. Donald E. Rodgers..........     57      Medical Director, TrueVision-Albuquerque



    JOHN C. HOMAN, co-founded TrueVision Laser Centers, Inc., in October 1995 and has served as its president and chief executive officer through the present date. Since April 1998, Mr. Homan has served as our president and chief executive officer. From October 1997 to the present, Mr. Homan has also been the president and chief executive officer of TVLC Finance, Inc., a specialty finance company, and since April 1997, he has served in those same roles with MTE/Triad, Inc., a venture leasing company. In June 1995, Mr. Homan co-founded Clear Vision Laser Centers, Inc., an early developer of laser surgery correction facilities. From June 1994 through May 1995, Mr. Homan was the chief operations officer of Cardiff Broadcasting, an operator of wireless cable television systems in four states. TVLC Finance and MTE/Triad, which are controlled by Mr. Homan, provide us with equipment financing and leasing services. Mr. Homan may have to spend what he believes to be an immaterial amount of time to the affairs of these other companies. Mr. Homan received a bachelor's degree in accounting and marketing from the University of Akron in 1973 and received a juris doctorate degree in 1977 from Cleveland-Marshall College of Law.



    FRANK J. SEIFERT, was our executive vice president from May 1998 to August 1999 and became one of our outside consultants in August 1999. Mr. Seifert became a director in April 1998. Mr. Seifert co-founded TrueVision Laser Centers, Inc. with Mr. Homan in October 1995. From October 1995 to April 1998, Mr. Seifert served as executive vice-president of TrueVision Laser
Centers, Inc. From April 1993 to the present, Mr. Seifert has served on the board of directors and as president and chief executive officer of American Natural Gas Corporation, and since July 1998, he has served as president of Sheffield Equity Corporation, an early stage venture capital firm. Mr. Seifert received a Bachelor of Arts degree in Business Administration and Economics from St. Thomas College in 1966. Mr. Seifert received his juris doctorate from the William Mitchell College of Law in 1970.


    C. RICHARD HULLIHEN, JR., became one of our directors on September 9, 1999. Mr. Hullihen has been retired since 1986. From June 1981 to October 1986,
Mr. Hullihen was a vice-president of Picker X-Ray Corporation and Picker's successor, Picker International Corporation, where he spent a total of 34 years in a number of positions. During the last 10 years, Mr. Hullihen has acted as a general business consultant to a variety of medical facilities, companies, and doctors involved in establishing nuclear magnetic resonance clinics. Most recently, Mr. Hullihen consulted for Dynamic Digital Displays, Inc. and Advanced Cryomagnetics, Inc. Mr. Hullihen earned his bachelor of science degree in business management from Washington University in St. Louis, Missouri in 1950.

    ALLISON W. EVANS, has been our vice-president of business development since December 1998, while also serving as our chief financial officer. Ms. Evans served as a director of marketing and advertising and controller of TrueVision Laser Centers, Inc. from its inception in December 1995 through November, 1997, and as its director of mergers and acquisitions from June 1997 through December 1998. Up until joining us full-time in December 1998, Ms. Evans also specialized as a business development consultant to various clients in the multimedia entertainment and advertising industry. In 1995,

Ms. Evans founded "The Success Exchange," a web-magazine and personal development organization. Ms. Evans is a certified public accountant and started her career at Ernst & Young in 1988. She earned her bachelor's degree in business administration from St. Mary's College in 1985 and her masters in business administration in marketing and finance from the University of San Diego in 1988.

    ROBERT S. HELMER, has been our clinical support manager in our Albuquerque center since October 1998. Mr. Helmer is a graduate physician and surgical assistant with 25 years of medical experience in emergency medicine, laser medicine, dermatology, cosmetic surgery and hair transplant surgery. From
May 1998 until joining us, Mr. Helmer was a director and the president of the International College of Skin-Care Specialists. From October 1991 to
October 1995, Mr. Helmer was a surgical assistant with Qualified Emergency Specialists, Inc., in Cincinnati, Ohio, and from February 1991 to December 1991 was a surgical assistant and electrologist for Dermatology Associates of Atlanta, Georgia. Mr. Helmer has been a certified ophthalmic laser technician since September 1998 and a certified microkeratome technician since June 1999. Mr. Helmer received his associate of applied science degrees as a physician's assistant and surgical assistant in 1974 from the Cincinnati Technical College. He is a member of the American Academy of Physicians Assistants.


    DONALD E. RODGERS, M.D. has been our medical director in our Albuquerque center since February 1999. Dr. Rodgers first began performing laser vision correction at our center in June, 1997. Dr. Rodgers is a part-time medical director for us and he will not devote full time to our operations. Since 1975, Dr. Rodgers has been in private medical practice and is currently a partner with the New Mexico Eye Clinic of Albuquerque, New Mexico, where his practice focuses on cataracts, corneal transplants and keratorefractive surgery. Dr. Rodgers has been performing refractive surgery since 1976. Dr. Rodgers is currently the State Surgeon for the New Mexico National Guard having been appointed to that position in 1990, where he holds the rank of Colonel in the U.S Army Medical Corp. Dr. Rodgers served as the president of the New Mexico Society of Ophthalmology from 1992 to 1993; president of the Medical Staff-Presbyterian Hospital Albuquerque from 1990 to 1991; on the Medical Executive Committee for St. Joseph's Hospital from 1981 to 1985; and in that same capacity with the Presbyterian Hospital in Albuquerque from 1982 to 1991. From 1988 to 1995,
Dr. Rodgers was the Medical Advisor for the New Mexico Lions Eye Bank.
Dr. Rodgers received his medical degree in 1968 and his B.A. degree in 1963, both from the University of New Mexico. Dr. Rodgers completed an internship at the U.S. Naval Hospital in San Diego, California from 1968 to 1969 and completed his residency in ophthalmology at that same facility from 1972 to 1975.


DIRECTORS' COMPENSATION

    Our non-employee directors receive $1,000 for attendance at each meeting of the board of directors or any committee of the board of directors and will be reimbursed for their out-of-pocket expenses in connection with their attendance at any such meeting. We anticipate that our board will meet at least twice each year. No directors' fees have been paid to date.

BOARD COMPOSITION


    Our board of directors consists of at least three members who serve as directors for staggered terms that are divided into three classes. Class one directors have a term expiring at the annual meeting next ensuing. Class two directors have a term expiring one year after the class one directors. The third class of directors have a term expiring two years after the class one directors. There are no family relationships among any of our directors, officers or key employees. Each director holds office until their successor is duly elected and qualified. Vacancies in the office of any director may be filled by a majority of the directors then in office. Both of our outside directors will serve as members of both committees.


    Our president and chief executive officer is appointed by our board, and all of our other executive officers are appointed by the president and chief executive officer.

    We have agreed that for five years from the completion of this offering, the representative of the underwriters may designate one person for election to our board of directors. If this election is not exercised, the representative may designate one person to attend all meetings of our board of directors. If the representative chooses to designate a person to attend our directors' meetings, we have agreed to reimburse that person for out-of-pocket expenses in connection with their attendance.

COMMITTEES OF THE BOARD


    Upon completion of this offering, the board of directors will establish two standing committees, an audit committee and a compensation committee. Our audit committee will:



    - recommend to the entire board of directors the independent public accountants to be engaged by us,



    - review the plan and scope of our annual audit,



    - review our internal controls and financial management policies with our independent public accountants and



    - review all related party transactions.



    The compensation committee will review and recommend to our board:



    - the compensation and benefits to be paid to our officers and directors,



    - administer our stock option plan,



    - approve the grant of options under the stock option plan and



    - establish and review general policies relating to compensation and benefits of our employees.


EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid during our fiscal years ended September 30, 1998 and 1999 to our chief executive officer, John C. Homan. No other executive officer received a salary and bonus in excess of $100,000 in this year.


                           SUMMARY COMPENSATION TABLE



                                                          ANNUAL
                                                       COMPENSATION
                                                    -------------------        OTHER COMPENSATION
                                   SALARY($)             BONUS($)         -----------------------------
                              -------------------   -------------------   OTHER ANNUAL      ALL OTHER
NAME AND POSITION               1998       1999       1998       1998     COMPENSATION    COMPENSATION
-----------------               ----       ----       ----       ----     -------------   -------------
John C. Homan, Chief
  executive officer.........    -0-      $108,000     -0-        -0-              --         $45,000



    The aggregate compensation paid to all persons who served in the capacity of a director or executive officer during the fiscal years that ended
September 30, 1998 and 1999, 3 persons, was $17,800 and $192,000, respectively.

                         OPTION GRANTS DURING THE YEARS
                       ENDED SEPTEMBER 30, 1998 AND 1999



                                                          PERCENT OF TOTAL OPTIONS
                                -----------------------------------------------------------------------------
                                       NUMBER OF
                                      SECURITIES                GRANTED TO
                                  UNDERLYING OPTIONS           EMPLOYEES IN
                                        GRANTED                 FISCAL YEAR
                                -----------------------   -----------------------    EXERCISE     EXPIRATION
NAME                              1998           1999       1998           1999     PRICE($/SH)      DATE
----                            --------       --------   --------       --------   -----------   -----------
John C. Homan Chief executive
  officer.....................  218,750              0      47.7%             0        $.86       April, 2008



    The aggregate number of options granted to all persons who served in the capacity of a director or executive officer during the fiscal year that ended September 30, 1998, 3 persons, was 277,083. In fiscal year 1999, we granted 83,333 options to Frank J. Seifert who is a consultant and a director of ours. These options and the shares underlying the options are restricted as to exercise, voting rights and transferability, among other things. Based on these restrictions management has valued these options at $125,000. Mr. Homan's options granted during fiscal year ended September 30, 1998 were valued at $45,000.



    The aggregate number of options granted to all officers and directors during the fiscal year that ended September 30, 1998 was initially 1,177,084 options to purchase 1,177,084 shares of common stock. In April 1999, all officers and directors holding these options agreed to surrender a portion of their options. During fiscal 1999 83,333 options granted to a former guarantor of certain of the Company's debt were surrendered due to the release of the guarantor's obligation. As of the date of this prospectus 458,332 options are outstanding, 374,999 of these options are fully vested. The remaining options vest
December 13, 2002.


EMPLOYMENT AGREEMENTS

    On September 7, 1998, we entered into a three-year employment agreement with John C. Homan agreeing to employ him as president and chief executive officer on a full-time basis. On August 25, 1999, this employment agreement was amended. The terms of Mr. Homan's employment agreement, as amended, provide for a base salary for the fiscal year ended September 30, 1999 of $108,000 and a bonus, within the discretion of our board of directors, that may be paid in cash or common stock. The salary for each additional year is to be the greater of 125% of Mr. Homan's base salary for the previous year or 75% of the previous year's gross compensation.

    Mr. Homan's employment agreement provides that he is entitled to receive employee benefits as are generally made available to our other employees, which currently include paid health care insurance. Mr. Homan's employment agreement also entitles him to have us furnish for his business use a full-size car at our expense. Mr. Homan is entitled to receive a minimum of five weeks of paid vacation for the first year of the agreement, increasing one week each year up to a maximum of ten vacation weeks per year. Mr. Homan has the right under the agreement to accrue vacation time for up to three years after which he is then entitled to receive cash compensation at his then current rate of compensation in lieu of taking any or all of his vacation time.

    During the term of the employment agreement, and for one year after termination, Mr. Homan has agreed not to compete with our laser vision correction business in any manner. If terminated from his employment for cause, Mr. Homan is not entitled to the benefits of his employment agreement.

    We entered into a management continuity agreement with Mr. Homan on September 7, 1998 that provides for Mr. Homan's continued employment in his roles as president and chief executive officer for three years following a change of control of us. The management continuity agreement becomes effective only if and when there is a change of control of us. Under this agreement, Mr. Homan is entitled to the same authority or status, and he is entitled to receive his base annual salary and annual bonus in amounts which would equal the amounts he is entitled to receive under his employment agreement. Mr. Homan is also entitled to receive the same or similar employee benefits as he did under his employment agreement. The management continuation agreement will automatically terminate on Mr. Homan's 70(th) birthday, his death, the termination provisions in the agreement, or when all rights and obligations under the agreement are satisfied.

    If we were to terminate Mr. Homan without cause from the management continuity agreement, we are obligated to pay him within 90 days of termination, a lump sum cash payment equal to 300% of the sum of his highest annual base salary prior to his termination, plus the highest value for his employee fringe benefits, plus the highest bonus he received for any year during the three-year period before termination. A similar lump sum cash payment is also required by us within that same 90 day period for the value of Mr. Homan's employer contributions made for his benefit during the last full fiscal year. If
Mr. Homan is terminated under this agreement without cause, his outstanding unvested stock options immediately vest and become exercisable. If Mr. Homan is terminated for cause as defined in the agreement, he is not entitled to any of the above-described termination benefits.

CONSULTING AGREEMENTS


    We entered into a consulting agreement with RB&A, LLC in which RB&A, LLC agreed to provide us with long term strategic planning, management consulting services, and marketing and finance expertise, in February 1998, and we amended this agreement on August 25, 1999. The compensation as contemplated by the February agreement for these services is $4,000 per month for a period of two years ending February 2000. We defaulted in the payment of this monthly consulting fee to RB&A, LLC immediately after entering into the agreement, but remedied our default at the time we agreed to enter into the amended consulting agreement.



    In the August 25, 1999 amended consulting agreement, RB&A, LLC, agreed to convert 416,667 options which had been granted to purchase 416,667 shares of common stock into 20,000 shares of common stock, which were issued as of the date of the amended consulting agreement. As part of the August 25, 1999 amendment, we agreed to pay a lump sum of $31,800 to RB&A, LLC for accrued and unpaid monthly consulting fees of $76,000 and we agreed to pay additional monthly consulting fees of $6,000 for four consecutive months beginning on September 1, 1999. Instead of paying the $31,800 due to RB&A, LLC on
September 1, 1999, we amended our agreement on October 22, 1999 by agreeing to deliver a demand promissory note in the amount of $43,800, which note now accrues interest at 8% yearly on the unpaid balance.



    Commencing on June 13, 1997, we entered into a series of four consulting agreements with Dr. Howard Silverman, that provided for the payment for consulting services provided to us by Dr. Silverman. Dr. Silverman, a retired optometrist, provides information, planning, business and professional advice relative to the services we provide in our vision correction centers. We defaulted in the payment of approximately $90,000 in accrued consulting fees that were due on a monthly basis to Dr. Silverman. Our obligations to Dr. Silverman under the consulting agreement in the amount of $90,000 was satisfied by our delivery to Dr. Silverman of our promissory note dated September 30, 1999 in the amount of $90,000. Our promissory note accrues interest at 9% yearly and is due March 1, 2001.



    The first consulting agreement, dated June 13, 1997 provided for the payment of a $5,000 per month consulting fee for a one-year period. The second consulting agreement dated April 1, 1998 extended the term of the first agreement, and provided for a monthly consulting fee to Dr. Silverman of $5,000 until March, 2001, and granted to Dr. Silverman an option to purchase 166,667 shares of our common stock at $.001 per share. In addition, and as a part of Dr. Silverman's role with us, he agreed to guarantee some of our liabilities to DVI Financial Services, Inc., which is a lease financing company that agreed to finance our acquisition of an excimer laser used in our Albuquerque center. We defaulted in the terms of the first and second consulting agreements with Dr. Silverman by not paying the monthly consulting fees.


    The third consulting agreement dated December 1, 1998 extended the second agreement and provided for increased compensation, which compensation is currently in effect. The third agreement carries an initial term of three years, and provides that Dr. Silverman will receive a monthly consulting fee of $8,500 and that all unpaid, but accrued consulting fees in the amount of $90,000, would be paid to Dr. Silverman on or before July 31, 1999, which amount has not yet been paid to Dr. Silverman. The December 1, 1998 consulting agreement re-affirmed the grant to Dr. Silverman of an option to purchase 166,667 shares of our common stock at $.001 per share, and that such shares are to be registered by us with the Commission under the Securities Act on the first registration statement that we file with the Commission after we complete a public offering, or if not registered within six months after the date of the agreement, then Dr. Silverman's shares are to be registered by us on Form S-8 as permissible under the Securities Act. Dr. Silverman exercised this option and, in so doing, purchased 166,667 shares of our common stock.

    The fourth consulting agreement was entered into on August 30, 1999, and amended the registration rights provisions covering Dr. Silverman's 166,667 options to purchase 166,667 shares of common stock. As amended, Dr. Silverman has the right to demand registration covering his 166,667 shares of common stock no later than six months after the completion of an initial public offering of our securities.


    On August 23, 1999, we entered into a three year consulting agreement with one of our directors, and then executive vice president, Frank J. Seifert, who agreed to provide business advice, investment banking services, and the development of business opportunities for us. Mr Seifert, who originally became a director in April 1998, resigned as our executive vice-president effective August 23, 1999. We amended Mr.Seifert's consulting agreement by entering into an amended and restated consulting agreement dated December 13, 1999.
Mr. Seifert agreed to deliver an unconditional continuing guarantee in favor of DVI Financial Services, Inc. with respect to the financing agreements entered into between our Albuquerque, New Mexico subsidiary and DVI Financial
Services, Inc. for the financing of our excimer laser equipment used in the Albuquerque center. Mr. Seifert's guarantee continues until the balance of the financing for our excimer laser equipment is fully paid to DVI Financial Services, Inc. The consulting agreement specifies that Mr. Seifert is an independent contractor for us and will provide his consulting services as requested and supervised by our board of directors.


    The consulting agreement provides that we will use our best efforts to cause Mr. Seifert to be a member of the board of directors so long as his guarantee is in effect, and he is entitled to receive reimbursement for all reasonable costs incurred for his attendance at directors' meetings. As compensation for his consulting services, we have agreed to pay Mr. Seifert $60,000 per year payable in monthly installments of $5,000 in advance. We agreed to commence making these monthly payments retroactively from June 1, 1999. Mr. Seifert is also entitled to receive the same non-cash benefits as our other regular employees, such as healthcare insurance benefits. Mr. Seifert is entitled to receive discretionary awards of incentive stock options under our 1998 incentive stock option plan, or any successor plan.


    As the consideration for Mr. Seifert's agreement to guarantee our obligations to DVI Financial Services, Inc., the consulting agreement granted to him an option to purchase 83,333 shares of our common stock at an exercise price of $4.50 per share. This option was granted on December 13, 1999 by an amendment to our August 23, 1999 option agreement which amendment provides that Mr. Seifert's options are not exercisable for a period of 36 months from the date of the option and his voting rights over the shares of our common stock he receives upon exercise of the options are restricted for a period of two years after Mr. Seifert exercises his options. Mr. Seifert received these options in connection with the delivery of his written guarantee and the cancellation of 83,333 options at that time outstanding to Dr. Pamela Medley. Mr. Seifert's shares underlying this option are subject to piggyback registration rights which require us to register the 83,333 shares underlying the option under the Securities Act on the next registration statement which we may file under the Securities Act after the completion of this public offering, and if not registered within six months after the date of the consulting agreement, then Mr. Seifert has the right to require us to register his shares on Form S-8 under the Securities Act, no later than seven months after the date of his consulting agreement. Our obligations to Mr. Seifert under his consulting agreement are current.


1998 INCENTIVE STOCK OPTION PLAN


    On April 13, 1998, we adopted an incentive stock option plan under which we approved the reservation and issuance of up to 1,979,167 shares of our common stock for issuance under the plan. As of the date of this prospectus, we have granted 458,332 options which are outstanding and which permit the option holders to purchase 458,332 shares of our common stock. Our plan allows us to grant incentive and non-qualified options to our officers and key executives. Incentive stock options granted under the plan will not have an exercise price less than 100% of the fair market value of the shares at the time the options are awarded. Non-qualified stock options granted under the plan will not have an exercise price less than 85% of their fair market value at the time of the grant. The compensation committee of our board of directors determines the terms of each option grant. Our plan provides for grants of options with a term of up to 10 years which may have a cashless exercise provision that allows the holders of the options to exercise the options and tender payment for the option shares by surrendering a number of shares of common stock whose value would equal the cash required to exercise an additional number of shares. The compensation committee will administer the stock option plan.



    In 1998, we originally granted 1,635,416 options to purchase the same number of shares of our common stock. In April 1999, four holders of our incentive stock options granted under the plan agreed to surrender 1,177,084 of their options in exchange for our agreement to pay the holders a total of $117,708, which is to be paid in equal quarterly installments over the course of 10 quarters beginning with the quarter ending September 30, 1999. This surrender of a part of our outstanding incentive stock options along with surrender from our former guarantor results in outstanding incentive stock options to purchase 374,999 shares of our common stock held by our officers, employees, and directors. As of the date of this prospectus, these 374,999 options are outstanding and fully vested, all with an exercise price of $.86 per share of common stock. The 83,333 options granted during fiscal 1999 vest on December 13, 2002 and have an exercise price of $4.50 per share of common stock. The weighted average remaining contractual life of the option grants exceeds
8.8 years.


LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our restated certificate of incorporation and our by-laws contain provisions that eliminate the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law, except for liability for:

    - any breach of their duty of loyalty to us or our stockholders;

    - acts or omissions not in good faith or which involve intentional;

    - misconduct or a knowing violation of law;

    - unlawful payments of dividends or unlawful stock repurchases or redemptions;

    - any act or omission occurring prior to March 1998; and

    - any transaction from which the director derived an improper personal benefit.


    Our restated certificate of incorporation and by-laws also contain provisions that require us to indemnify our directors and permits us to indemnify our incorporators, directors and officers to the fullest extent permitted by Delaware law, including circumstances where indemnification would be discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and persons controlling us in connection with the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.



                              CERTAIN TRANSACTIONS



    Mr. Homan, our president and chief executive officer, serves as president and a director of TVLC Finance, Inc., a Nevada corporation. TVLC Finance is a specialty finance company that provides patient financing and equipment leasing to us at what we believe to be competitive rates to the market. TVLC Finance is not a subsidiary or sister company of ours. In some cases, TVLC Finance provides us with financing that may not be available to us from other sources.


    TVLC Finance owns 96% of MTE/Triad, Inc., a Nevada corporation that has provided equipment financing to our Albuquerque subsidiary. Mr. Homan is president and a director of MTE/Triad and is the principal shareholder of that company, owning 96% of its outstanding stock. Currently, the only equipment financing in place through either TVLC Finance or MTE/Triad, Inc. relates to the re-financing of our VISX excimer laser equipment in our Albuquerque center. Originally, financing for the purchase of our excimer laser in Albuquerque was provided by MTE/Triad through the syndication of a private placement offering with doctors and optometrists in New Mexico, which raised a total of $170,000. The remainder of the purchase price for our excimer laser was financed by the manufacturer, VISX and through purchase money financing provided by InterAmerica Bank in Albuquerque, New Mexico.


    In October 1997, TVLC Finance provided $300,000 in additional financing which was used to pay off the existing financing provided by VISX and InterAmerica Bank. The refinancing provided by TVLC Finance resulted in an assignment of the outstanding security interests to TVLC Finance. In
April 1998, DVI Financial, Inc., a specialty leasing company unaffiliated with us, agreed to refinance the outstanding balance of the debt on our excimer laser equipment. A portion of the original $300,000 financing from TVLC Finance was used to acquire additional equipment used in our Albuquerque center. A balance due to TVLC Finance of approximately $40,402 remained at the end of fiscal year 1999. A condition of this refinancing was TVLC Finance's assignment of its existing security interest in the laser equipment to DVI Financial. At the time of this refinancing arrangement, VISX agreed to subordinate its security interest in the excimer laser in favor of DVI Financial, however, VISX retained the right to disable or foreclose on the excimer laser system if we breach any obligation in the VISX patent and software license covering the VISX excimer laser.



    By a promissory note we issued to TVLC Finance, Inc. on November 30, 1999, we borrowed $150,000 from TVLC Finance, Inc., which accrues interest at the rate of 13% yearly. All principal and interest due under this note is due
December 1, 2000. As a part of this transaction, we aranged for one of our shareholders to transfer a total of 9,378 shares of our common stock to the purchasers of the promissory notes issued by TVLC Finance, Inc.


    Presently, DVI Financial has outstanding financing of our VISX excimer laser equipment in Albuquerque based on a 48 month loan and security agreement dated March 17, 1998 which provides for 48 monthly payments of $9,088 that began
April 18, 1998 and continue for 48 successive months thereafter until the balance is paid in full.

    In settlement of a dispute between us and MTE/Triad regarding penalties for unpaid interest due to MTE/Triad under our laser equipment lease dated July 1, 1997 that was owed by our Albuquerque subsidiary for the period July 1997 through April 1998, we agreed to issue 41,667 shares of our common stock to MTE/Triad. MTE/Triad agreed to waive any further penalties, fees and interest that were due from the non-payment of the interest due upon its receipt of the shares, a $50,000 cash payment which was due and was paid on or about May 1, 1999, and a second cash payment of $120,000 is due on January 1, 2000. We entered in to a mutual general release agreement effective as of

April 15, 1999 which provided for payments to be made to MTE/Triad, Inc. by our subsidiary, TrueVision Laser Center of Albuquerque, Inc., and the release of all other liabilities arising under the laser equipment lease dated July 1, 1997 upon the receipt of the payments. Payments which we are obligated to make under the terms of the mutual release and settlement agreement are current.


    We entered in to a consulting agreement with Dr. Howard Silverman on April 1, 1998, one of our principal shareholders. As part of the consideration to us, Dr. Silverman agreed to execute and deliver an unconditional continuing guarantee in favor of DVI Financial Services, Inc., which guarantee was a financing requirement imposed on us by DVI Financial at the time that we re-financed the VISX excimer laser equipment we use in our Albuquerque center. Dr. Silverman's guarantee was delivered to DVI Financial as set forth in subordination and financing agreements dated February 24, 1998. As a part of Dr. Silverman's compensation under his April 1, 1998 consulting agreement, we granted him an option to purchase 166,667 shares of common stock at an exercise price of $.001 per share which was immediately exercised. We subsequently defaulted on Dr. Silverman's April 1, 1998 consulting agreement by our failure to pay the $5,000 monthly consulting fees provided for in the agreement.



    We then amended our consulting agreement with Dr. Silverman, and in that amended agreement, we agreed to increase Dr. Silverman's monthly consulting fee to $8,500 beginning July 31, 1999. Dr. Silverman was also to receive a lump sum payment of $90,000 as a consulting fee, but Dr. Silverman accepted a promissory note dated September 30, 1999 in the amount of $90,000 rather than the lump sum payment. Our promissory note to Dr. Silverman accrues interest at 9% yearly and all principal and interest under the Note is due on March 1, 2001.
Dr. Silverman's amended consulting agreement dated December 1, 1998 states that so long as his guarantee is in effect, we are obligated to engage him or his designee as a nonvoting advisor to our board of directors. Dr. Silverman is entitled to receive notices of and be invited to our board of directors' meetings, and is entitled to receive reimbursement for reasonable out of pocket costs associated with his attendance at our board of directors' meetings. Furthermore, Dr. Silverman is entitled to receive the same compensation that we may pay to other non-employee directors attending our board of directors' meetings.



    As partial consideration for Dr. Silverman's consulting services under the December 1, 1998 agreement, we re-affirmed our grant of an option to Dr. Silverman to purchase 166,667 shares of our common stock, at an exercise price of $.001 per share. This option includes demand registration rights covering the shares underlying the options, which obligates us to register
Dr. Silverman's shares of common stock in our next available registration statement filed with the Commission, or if we do not file any registration statement within six months after the completion of a public offering, then we are required to facilitate registration of Dr. Silverman's shares of common stock by registering his shares on Form S-8.


    On February 23, 1998, we entered in to a stock purchase agreement and plan of reorganization. When we entered in to this agreement, TrueVision Laser Centers, Inc. owned 84% of the stock of our subsidiary, TrueVision Laser Centers of Albuquerque, Inc. Through this agreement, we purchased all of the outstanding stock of our subsidiary from TrueVision Laser Centers, Inc. in exchange for 1,944,444 shares of our common stock and 1,944,444 warrants to purchase an additional 1,944,444 shares of our common stock. Our purchase of the outstanding stock of our subsidiary was consummated on April 15, 1998. As a part of this agreement all of the warrants issued in the reorganization expired without exercise on April 15, 1999.


    As a part of our plan of reorganization, we granted to Wilber F. Noyes, our then chief executive officer, a warrant to acquire 416,667 shares of our common stock at an exercise price of $.86 per share. We subsequently defaulted on the terms of Mr. Noyes' consulting agreement dated February 9, 1998 by not paying him all monthly consulting fees when they were due, which totaled $76,000 as of August 1999. In order to cure any defaults in Mr. Noyes' consulting agreement, we amended Mr. Noyes' agreement effective August 25, 1999. In the amendment, Mr. Noyes surrendered all of his 416,667 unexercised options to purchase 416,667 shares of our common stock in exchange for his receipt of 20,000 shares of our common stock, our payment to him of lump sum compensation in the amount of $31,800 and a consulting fee of $6,000 per month for four months following the date of the amended consulting agreement. In an amendment to this agreement dated October 22, 1999, Mr. Noyes agreed to accept our promissory note for the $43,800 payment due to him.


    On August 23, 1999, we entered into a three year consulting agreement with one of our directors, Frank J. Seifert, who has agreed to provide business advice, investment banking services, and the development of business opportunities for us. As a part of his services, Mr. Seifert agreed to deliver an unconditional continuing guarantee in favor of DVI Financial Services, Inc. with respect to the financing agreements entered into between our subsidiary and DVI Financial Services, Inc. for the financing of our excimer laser equipment used in the Albuquerque center. Mr. Seifert's guarantee continues in effect until the financing provided by DVI Financial Services, Inc. for our excimer laser equipment is paid in full. The consulting agreement specifies that Mr. Seifert is an independent contractor for us and will provide his consulting services as requested and supervised by our board of directors.

    The consulting agreement provides that we will use our best efforts to cause Mr. Seifert to be a member of the board of directors so long as his guarantee is in effect, and he is entitled to receive reimbursement for all reasonable costs incurred for his attendance at directors' meetings. As compensation for his consulting services, we have agreed to pay Mr. Seifert $60,000 per year payable in monthly installments of $5,000 in advance. We agreed to commence making these monthly payments retroactively from June 1, 1999. Mr. Seifert is also entitled to receive the same non-cash benefits as our other regular employees, such as healthcare insurance benefits. Mr. Seifert is entitled to participate in discretionary awards of incentive stock options under our 1998 Incentive Stock Option Plan, or any successor plan.


    As the consideration for Mr. Seifert's agreement to guarantee our obligations to DVI Financial Services, Inc., the consulting agreement granted to him an option to purchase 83,333 shares of our common stock at an exercise price of $4.50 per share. This option was granted on December 13, 1999 by an amendment to our August 23, 1999 option agreement which amendment provides that Mr. Seifert's options are not exercisable for a period of 36 months from the date of the option and his voting rights over the shares of our common stock he receives upon exercise of the options are restricted for a period of two years after Mr. Seifert exercises his options. Mr. Seifert's shares underlying this option are subject to demand registration rights which require us to register the 83,333 shares underlying the option under the Securities Act on the next registration statement which we may file under the Securities Act after the completion of this public offering, and if not registered within six months after the date of the consulting agreement, then Mr. Seifert has the right to require us to register his shares on Form S-8 under the Securities Act, no later than seven months after the date of his consulting agreement. We are current with regards to our obligations to Mr. Seifert under his consulting agreement.



    On July 1, 1997, our Albuquerque subsidiary entered into an equipment lease with MTE/ Triad, Inc. covering our lease of some medical equipment, including a VISX excimer laser used in our Albuquerque center. This agreement provides that our subsidiary was to pay monthly rental to MTE Triad, Inc. for the use of the equipment at the rate of $7,600 per month for a term of five years. Our subsidiary defaulted on the payment terms of this equipment lease when it failed to pay all monthly rental payments, accrued interest and late penalties. As a consequence of this default, our Albuquerque subsidiary entered into a mutual general release agreement with MTE/Triad, Inc. and TrueVision Laser
Centers, Inc. on April 15, 1999 in full settlement of the default by our subsidiary in the payment of interest and other payments in accordance with an equipment lease. The effect of this mutual general release was that our subsidiary admitted that it defaulted in the payment of interest and penalties under the July 1, 1997 lease and agreed to remedy all defaults by the delivery to MTE/Triad, Inc. of 41,667 shares of our common stock and the payment of $50,000 on or about May 1, 1999 and an additional payment of $120,000 due on or about January 1, 2000.

    TVLC Finance, Inc., a separate company controlled by Mr. Homan, entered into a financing arrangement with us that relates to some of the equipment used in our Albuquerque center. We delivered a promissory note to TVLC Finance, Inc. bearing interest at 16.5% with interest and principal payable in monthly installments of approximately $1,475 per month. This note is secured by some of our equipment and is due in full in September, 2002. As of September 30, 1999, the principal balance we owed on this note was $40,402.



    Mr. Homan also serves as president and a director of TrueVision Laser Centers, Inc. From December 1995 to April 15, 1998, Mr. Homan developed laser vision correction centers through his affiliattion with TrueVision Laser Centers, Inc. Until April 15, 1998, TrueVision Laser Centers, Inc. held an 84% ownership interest in TrueVision Albuquerque that was then acquired by us under the agreement and plan of reorganization. As of the date of the agreement, TrueVision Laser Centers, Inc. ceased operations. It is, however, precluded from operating laser vision centers in competition with us.



    We have advanced to Mr. Homan as of September 30, 1999, the sum of $62,006 for business expenses that he anticipated incurring during the previous fiscal year. As of that date, Mr. Homan's advances were still due to us, but we have not made any demand on Mr. Homan for the repayment of those advances. This advance is non-interest bearing and the balance of the advances are due and payable to us by Mr. Homan upon our demand, although Mr. Homan has agreed to repay the balance due on these advances within 90 days after the date we complete this public offering. We advanced TVLC Finance, Inc. and TrueVision Laser Centers, Inc. a total of $13,601 as of September 30, 1999, for expenses which those two companies agreed to pay on our behalf. These advances are due back to us and are due and payable on our demand and are non-interest bearing. We have not made a demand for repayment of these advances to either TVLC Finance or TrueVision Laser Centers, Inc.


    Any future transactions with our officers, directors, or our principal shareholders will be on terms that are no less favorable to us than we could otherwise obtain from unaffiliated third parties. Future loans or advances to our officers, directors or principal shareholders will only be allowable if the transactions are approved by a majority of our directors that are not interested in the transaction.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus. The information in this table provides the beneficial ownership for:

    - each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

    - each of our directors and executive officers; and

    - our executive officers and directors as a group.

    Unless otherwise indicated, the address of each beneficial owner is the same as our principal office location at 1720 Louisiana Boulevard, Suite 100, Albuquerque, New Mexico 87110. Unless otherwise indicated, the individuals in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission.

    The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of our common stock issuable upon exercise of options and warrants held by that person, but not those held by any other persons, that are currently exercisable or exercisable within 60 days from the date of this prospectus.


                                             NUMBER OF SHARES       PERCENT BENEFICIALLY OWNED
                                               BENEFICIALLY      --------------------------------
NAMES AND ADDRESS OF BENEFICIAL OWNER              OWNED         BEFORE OFFERING   AFTER OFFERING
-------------------------------------        -----------------   ---------------   --------------
John C. Homan..............................        885,417            34.7%             25.0%

Frank J. Seifert...........................
  751 7th Ave. San Diego, CA 92101                 350,000            15.0              10.5

Allison W. Evans...........................        132,407             5.5               3.9

Robert S. Helmer...........................            -0-             -0-               -0-

C. Richard Hullihen........................            -0-             -0-               -0-

Howard Silverman...........................        391,667            16.8              11.8

TrueVision Laser Centers, Inc. ............
  751 7th Avenue, Suite M
  San Diego, CA 92101                              654,370            28.1              19.7

Dr. Donald E. Rodgers......................         83,333             3.5               2.4

All directors and executive officers as a
  group (5 persons)........................      1,451,157            52.3%             38.5%


------------------------

    The number of shares beneficially owned in the preceding table is adjusted by the following:

    The number of shares beneficially owned by Mr. Homan includes 218,750 fully-vested options, which expire in April 2008, and that are exercisable at $.86 per share, and 41,667 shares of our common stock held by MTE/Triad, Inc., which is under the investment control of Mr. Homan. Mr. Homan is the chief executive officer and the sole director of MTE/Triad, Inc. No other of our officers or directors have any ownership or control of MTE/Triad, Inc. The table does not include the 654,370 shares of our common stock that Mr. Homan has investment control over in his capacity as the chief executive officer of TrueVision Laser Centers, Inc. Mr. Homan is the chief executive officer and one of three directors of TrueVision Laser Centers, Inc. The other two directors of TrueVision Laser Centers, Inc. are Frank J. Seifert, one of our consultants and a principal shareholder, and Gary A. Rasmussen.

Mr. Homan, Mr. Seifert and Allison W. Evans, our chief financial officer, are all shareholders of TrueVision Laser Centers, Inc.


    The number of shares beneficially owned by Mr. Seifert does not include 64,257 shares held by TrueVision Laser Centers, Inc. in which Mr. Seifert is a director, but over which he has no investment control. The number of shares also does not include Mr. Seifert's 83,333 options that do not vest until December 2002.


    The number of shares beneficially owned by Ms. Evans includes 58,333 fully-vested options, which expire in January 2009, and that are exercisable at $.86 per share, but does not include 4,796 shares held by TrueVision Laser Centers, Inc. in which Ms. Evans is a shareholder, but over which she has no investment control.

    The number of shares beneficially owned by Dr. Rodgers includes 83,333 fully-vested options, which expire in April 2008, and that are exercisable at $.86 per share.

                           DESCRIPTION OF SECURITIES


GENERAL

    Our authorized capital stock consists of (a) 100,000,000 shares of common stock, $.001 par value per share and (b) 10,000,000 shares of preferred stock, $.001 par value per share, the rights and preferences of which may be established from time to time by our board of directors.


    As of October 20, 1999, there were 2,329,558 shares of our common stock issued and outstanding, and no shares of our preferred stock outstanding.



    The description of our securities are summaries and do not contain all the information that may be important to you. For more complete information, you should read our certificate of incorporation and all amendments, and the form of promissory note and warrants issued by us in April through September 1999, which are all filed as exhibits to the registration statement of which this prospectus forms a part.


    COMMON STOCK


    Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and there are no cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available, subject to any preferential dividend rights of any outstanding shares of preferred stock. Upon the liquidation, dissolution or winding up of us, holders of our common stock are entitled to share in our assets remaining after the payment of all liabilities and liquidation preferences on any outstanding shares of preferred stock. Holders of our common stock have no:



    - preemptive,



    - subscription,



    - redemption or



    - conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.


    PREFERRED STOCK

    Our board of directors has the authority, without stockholder approval, to issue up to an aggregate of 10,000,000 shares of preferred stock, in one or more series. The board may fix the rights, preferences, privileges and restrictions of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change of control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. We have no present plans to issue any shares of preferred stock.

    REDEEMABLE COMMON STOCK PURCHASE WARRANTS


    GENERALLY. Each warrant entitles the registered holder to purchase, at any time commencing 12 months after the date of this prospectus until 60 months after the date of this prospectus, one share of common stock at a price equal to $10.80.



    REDEMPTION PROVISIONS. Commencing 12 months after the date of this prospectus, we may redeem the warrants, in whole but not in part, at $.10 per warrant on 30 days' prior written notice. The warrants may only be redeemed if the average closing sale price of our common stock as reported on the Nasdaq SmallCap Stock Market equals or exceeds $18.00 for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of notice of redemption. The holder of any warrant may exercise the warrant by surrendering the certificate representing the warrant to the warrant agent, with the subscription form properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the warrants. The exercise price of the warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered in this offering.


    ADJUSTMENTS. The exercise price of the warrants and the number of shares of common stock that may be issued upon the exercise of the warrants will be adjusted upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of the common stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of common stock, consolidation or merger of us with or into another corporation, other than a consolidation or merger in which we are the surviving corporation, or sale of all or substantially all of our assets, in order to enable warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of the number of shares of common stock that might otherwise have been purchased upon the exercise of the warrant.

    TRANSFER, EXCHANGE AND EXERCISE. The warrants are in registered form and may be presented to the warrant agent for transfer, exchange or exercise at any time on or prior to their expiration date, at which time they will be void and have no value. The warrants may not be exercised until 12 months after the date of this prospectus. If a market for the warrants develops, the holder may sell the warrants instead of exercising them. There can be no assurance, however, that a market for the warrants will develop or, if developed, will continue.

    MODIFICATION OF WARRANTS. We and the warrant agent may make such modifications to the warrants as we deem necessary and desirable that do not adversely affect the interests of the warrant holders. We may, in our sole discretion, lower the exercise price of the warrants for a period of no less than 30 days on not less than 30 days' prior written notice to the warrant holders and the representative. Modification of the number of securities purchasable upon the exercise of any warrant, the exercise price, other than as provided in the preceding sentence, and the expiration date with respect to any warrant requires the consent of at least two-thirds of the warrant holders.


    The warrants are not exercisable unless, at the time of the exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of the warrants, and such shares have been registered, qualified or deemed to be exempt under the securities or blue sky laws of the state of residence of the exercising holders of the warrants. Although we have undertaken to use our best efforts to have all of the shares of common stock issuable upon exercise of the warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating to the warrants until the expiration of the warrants, there can be no assurance that we will be able to do so.


    Although the securities will not knowingly be sold to purchasers in jurisdictions in which the securities are not registered or otherwise qualified for sale, investors in such jurisdictions may purchase warrants in the secondary market or investors may move to jurisdictions in which the shares underlying the warrants are no so registered or qualified during the period that the warrants are exercisable. In such event, we would be unable to issue shares to those persons desiring to exercise their warrants, and holders of warrants would have no choice but to attempt to sell the warrants in jurisdictions where such sale is permissible or allow them to expire unexercised.

    PROMISSORY NOTES


    We sold $1,250,000 in the aggregate principal amount of 13% promissory notes due April 15, 2000 from April through September 1999 in a private placement. $700,000 of the aggregate amount of the private placement was sold to investors that received 350,000 common stock purchase warrants. $550,000 of the aggregate amount of the private placement was sold to subscribers that received no warrants, but received a total of 34,384 shares of our common stock.



    The promissory notes are unsecured and represent a general debt obligation of ours, and, are subordinate to any existing senior indebtedness we have outstanding. Each promissory note bears interest from the date of issuance at a rate of 13% yearly. Interest is payable on the earlier of April 15, 2000 or the closing of an initial public offering of our securities. Payment of principal and accrued interest will be paid directly to the person in whose name the promissory note is registered on the note register maintained by us. We issued the promissory notes in denominations of $5,000 units, with each $5,000 note including 2,500 common stock purchase warrants entitling the warrant holder to purchase 2,500 shares of our common stock at an exercise price of $8.40 per share. All noteholders that purchased notes in our private placement in August and September 1999 received an aggregate of 34,384 shares of our common stock instead of receiving warrants to purchase our common stock. Holders may transfer the notes by surrendering them for transfer at the office of our registrar, together with such written instrument of transfer as we may require, including without limitation, an opinion of counsel, satisfactory to us, provided at the cost of the transferring holder.



    We may redeem the promissory notes at our option, at any time, in whole or in part, without penalty. If we elect to redeem less than all of the promissory notes, we will select which promissory notes to redeem, using such method as we determine is fair and appropriate. The notes describe events of default in the event that we fail to pay the principal and interest when due, failure to perform any other covenants for 60 days after written notice specifying the default and allowing us to remedy the default, if we file bankruptcy or insolvency proceedings, or enter into a reorganization. Our rights and obligations and the rights of the note holders may be modified under some circumstances. In addition, the holders of not less than seventy-five percent, 75%, in aggregate principal amount of outstanding notes may consent to a postponement of any interest payment for a period not exceeding three years from its due date.


    During the time the notes remain outstanding, we can not declare or pay any cash dividends or dividends in kind on our shares of common stock other than dividends payable solely in shares of our common stock.


    In November 1999, we sold a promissory note due March 1, 2001 in the principal amount of $150,000 and which accrues interest at 13% yearly until the note is due


    WARRANTS


    With respect to the first $700,000 aggregate amount of promissory notes purchased in our private placement, we issued to each $5,000 promissory noteholder 2,500 common stock purchase warrants entitling holders to purchase up to 2,500 shares of our common stock at a price of $8.40 per share. We issued a total of 350,000 warrants in our private placement, entitling the warrant holders to purchase an aggregate of 350,000 shares of our common stock. The warrants may be exercised in full or in part on or before April 15, 2004, but can not be exercised for 12 months following their date of issuance. These warrants may only be exercised upon payment in cash, and upon payment of the exercise price, the holder of a warrant will receive one share of common stock for each warrant exercised. The warrants include features for adjustment in the event of a common stock split, stock dividend, reverse common stock split, merger, consolidation or other similar change in our capital structure.


    Holders of the warrants have no voting rights until such time as the warrants are exercised and our underlying common stock is issued to the holder. Upon the issuance of our common stock to the holders of the warrants, the holders shall have the same rights as any other shareholder owning our common stock.

    THE REPRESENTATIVE'S WARRANTS


    We have agreed to issue to the representative and/or its designees, at the closing of this offering, for a total of $5.00, five year warrants to purchase 100,000 shares of common stock and/or 50,000 redeemable common stock purchase warrants. The representative's warrants are exercisable at any time during a period of four years commencing at the beginning of the second year after their issuance an exercise price of $10.80 per share of common stock and $0.12 per redeemable common stock purchase warrant. The shares of common stock, redeemable warrants and shares of common stock underlying the redeemable warrants issuable upon exercise of the representative's warrants are identical to those offered to the public and the securities underlying the representatives warrants are being registered in this offering. The representative's warrants contain anti-dilution provisions providing for adjustment of the number of securities issuable upon the exercise of the warrants under specific circumstances, including stock dividends, stock splits, mergers, acquisitions and recapitalizations. The holders of the representative's warrants will have no voting, dividend or other stockholder rights solely for being a holder of the warrants.


    For a period of five years after the completion of our initial public offering, the holders of the representative's warrants and/or the shares of common stock underlying the representative's warrants have piggyback registration rights covering the underlying shares, at our expense, except as to fees and expenses of the holders' counsel and selling commissions applicable to those shares. In addition, for a five year period from the completion of our initial public offering, upon demand by the holders of at least a majority of the representative's warrants or of the underlying shares, the holders of the representative's warrants and of the underlying shares, have a right to demand a one time registration of the shares of common stock underlying the representative's warrants. The cost of these registrations are at our expense, except as to fees and expenses of the holders' counsel and selling commissions applicable to the warrants and the shares.

    OPTIONS FROM OUR 1998 STOCK OPTION PLAN


    Several of our officers and directors were previously granted incentive options to purchase our common stock from our 1998 stock option plan. There are currently 374,999 fully-vested options outstanding entitling the holders to purchase 374,999 shares of our common stock at an exercise price of $.86 per share and 83,333 options outstanding that vest in December 2002 entitling the holder to purchase 83,333 shares of our common stock at an exercise price $4.50 per share. All outstanding incentive stock options expire 10 years from the date of grant, which means that our outstanding options will expire between April 16, 2008 and December 2009. The incentive stock options granted under the 1998 stock option plan permit a cashless exercise of the options, which means the holder may exercise the options and tender payment for the option shares by surrendering a number of shares of common stock whose value would equal the cash required to exercise an additional number of options.

REGISTRATION RIGHTS

    We are obligated to register the shares of common stock issuable upon exercise of the warrants and the shares of common stock issued to the promissory note holders in our private placement in registration statements filed with the Securities and Exchange Commission. The shares are entitled to one-time piggyback registration rights on the first registration statement filed by us after we become a public company. We are also obligated to provide a one-time demand registration covering the warrant shares if we do not file a registration statement covering the shares before December 31, 1999. Registration rights are subject to cutbacks that may be imposed by the underwriters involved in our registrations.


    If we file a registration statement as a result of the piggyback or demand registration rights given to the holders of these warrants, we may register our shares of common stock in a single registration statement to cover all of our warrant holders' registration rights. The holders of our common stock then shall be entitled to sell our common stock simultaneously with and upon the terms and conditions as the securities sold for our own account sold under the registration statement, subject to limitations that may be reasonably imposed by the underwriter, receipt of minimum proceeds, and other terms of the registration rights provisions of the warrant and the registration statement.



    The holders of 458,332 of our outstanding incentive and non-qualified stock options granted under the 1998 stock option plan, also were granted registration rights consistent with the above described piggyback registration rights, entitling them to register 458,332 shares of our common stock underlying their incentive and non-qualified stock options.


    The holders of 50,000 representative's warrants will also have demand and piggyback registration rights.

TRANSFER AGENT AND REGISTRAR

    We have made application to appoint Continental Stock Transfer & Trust Company, New York, New York as our transfer agent, warrant agent, and registrar.


                        SHARES ELIGIBLE FOR FUTURE SALE


    Prior to this offering, there has been no public market for any of our securities and there can be no assurance that a significant public market for any of our securities will be developed or sustained after this offering. Sales of substantial amounts of our common stock in the public market after this offering, or the possibility of those sales occurring could adversely affect the prevailing market price for our securities and our ability to raise equity capital in the future.


    Upon completion of this offering, there will be 3,329,558 shares of our common stock outstanding, assuming no exercise of the underwriter's over-allotment option or any exercise of the redeemable common stock purchase warrants. The 1,000,000 shares of common stock included in the units being offered by this prospectus will be freely tradable without restriction under the Securities Act, unless purchased by an affiliate of ours, as that term is defined under the rules and regulations of the Securities Act, which will be subject to the resale limitations of Rule 144 under the Securities Act.



    The remaining 2,329,558 shares of our common stock are considered "restricted securities" as defined in Rule 144. These shares were issued in private transactions and have not been registered under the Securities Act and may not be sold unless registered under the Securities Act or sold under an exemption from registration, such as the exemption provided by Rule 144.


    In general, under Rule 144, beginning 90 days after the completion of this offering, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

    - one percent, or approximately 33,295 shares following this offering, of the number of shares of our common stock then outstanding; or

    - the average weekly trading volume of our common stock during the four calendar weeks preceding the sale.

    Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

    Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the shares for at least two years, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell those shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


    Beginning 90 days after the completion of this offering, shares of common stock issuable upon exercise of options granted by us prior to the effective date of the registration statement will be eligible for sale in the public market under the terms of Rule 701 under the Securities Act, subject to the lock-up agreements described below. In general, Rule 701 permits resales of shares issued under compensatory benefit plans commencing 90 days after the issuer becomes subject to the reporting requirements of the Securities Exchange Act in reliance upon Rule 144, but without compliance with restrictions, including the holding period requirements, contained in Rule 144.



    Holders of 350,000 common stock purchase warrants to purchase an aggregate of 350,000 shares of our common stock have piggyback and demand registration rights with regard to the shares issuable upon exercise of these warrants. Additionally, holders of 34,384 shares of our common stock issued in connection with our August and September 1999 private placement have piggyback and demand registration rights. Additionally, holders of 458,332 options to purchase an aggregate of 458,332 shares of our common stock have piggyback and demand registration rights with regard to the shares underlying those options. These option and warrant holders could require us to register the shares issuable upon exercise of the warrants and options and such shares would then be freely tradable, subject to the lock-up agreements described below. All of our securityholders have waived their registration rights with respect to this offering.



    We and all of our existing stockholders, except our shareholders that received 34,384 shares of our common stock in our private placement in August and September 1999, our executive officers and directors, have agreed that, for a period of 12 months from the completion of this offering, we and they will not, without the prior written consent of Dirks & Company, Inc.:


    - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock.


    Our shareholders that received the 34,384 shares of common stock in our private placement agreed to this same resale limitation for a period of six months.

                                  UNDERWRITING


    Subject to the terms and and] conditions of the underwriting agreement, the form of which is filed as an exhibit to the registration statement filed with the Commission of which this prospectus is a part, the underwriters named below, have agreed through Dirks & Company, Inc. as the representative of the underwriters, to purchase from us, and we have agreed to sell to the underwriters, the aggregate number of units set forth opposite their respective names:

UNDERWRITERS                                                NUMBER OF UNITS
------------                                                ---------------
Dirks & Company, Inc......................................
                                                                -------
      Total...............................................      500,000
                                                                =======


    The underwriting agreement provides that the obligations of the several underwriters under that agreement depend on various conditions, including;



    - the absence of any material adverse change in our business;



    - the absence of any event that has materially disrupted or in the representative's opinion will in the immediate future materially adversely disrupt the financial markets;



    - the absence of our default under any of our agreements or contracts;



    - the continued truth of the statements made in this prospectus;



    - the absence of any event that in the representative's opinion that would make it inadvisable to proceed with this offering, and



    - the receipt of certificates, opinions and letters from us, our counsel and our independent public accountants.



    This section does not contain all of the material conditions upon which the underwriting agreement depends, and we direct you to the underwriting agreement, the form of which is filed in an exhibit to the registration statement, of which this prospectus forms a part for a complete list of the conditions of the underwriters' obligations.


    The underwriters are committed to take and to pay for all of the units offered by this prospectus, if any are purchased. In the event of a default by any of the underwriters, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

    The underwriters will offer the units to the public at the public offering price set forth on the cover page of this prospectus. The underwriters may allow
some dealers concessions of not more than $   per unit. The underwriters also
may allow, and those dealers may re-allow, a concession of not more than
$   per unit to some other dealers. The public offering price, concessions, and re-allowances may be changed after the completion of this offering.

    We have granted to the underwriters an option, exercisable within 45 days after the effective date of the registration agreement, to purchase up to an additional 150,000 shares of common stock and/or 75,000 redeemable common stock purchase warrants at the initial public offering price less the underwriting discounts and non-accountable expenses allowance. The underwriters may exercise this option only to cover over-allotments, if any. If any shares and/or warrants are purchased in connection with this option, the underwriters will purchase the shares and/or warrants in approximately the same proportion as set forth above.


    We have agreed to indemnify the underwriters and their controlling persons against some liabilities, as more fully set forth in the underwriting agreement, including liabilities under the Securities Act, and to contribute to payments the underwriters and their controlling persons may be required to make.

    We have also agreed to pay to the representative, a non-accountable expense allowance equal to three percent of the gross proceeds of this offering, $25,000 of which has been paid to date.

    We have also agreed to pay all expenses in connection with qualifying the securities under the laws of those states that the representative may designate, including fees and expenses of counsel retained for these purposes by the representative, and the costs and expenses in connection with qualifying the offering with the National Association of Securities Dealers, Inc.

    The representative of the underwriters has informed us that the underwriters do not expect sales of the units offered by this prospectus to be made to discretionary accounts to exceed five percent of the total number of units offered.


    We and all of our existing stockholders, except our shareholders that received 34,384 shares of our common stock in our private placement in August and September 1999, our executive officers and directors, have agreed that, for a period of 12 months from the completion of this offering, we and they will not, without the prior written consent of Dirks & Company, Inc.:


    - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock.


    Our shareholders that received the 34,384 shares of common stock in our private placement agreed to this same resale limitation for a period of six months.



    We have agreed to issue and sell to the representative of the underwriters and/or its designees, for nominal consideration, five-year warrants to purchase 100,000 shares of our common stock and/or 50,000 redeemable common stock purchase warrants. The representative's warrants are exercisable for a period of four years commencing one-year after the date of issuance at a price equal to $10.80 per share of common stock and $0.12 per redeemable common stock purchase warrant. The representative's warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares issuable upon exercise, upon the occurrence of specific events, including stock dividends, stock splits, and recapitalizations. The representative's warrants contain demand and piggyback registration rights relating to the shares of common stock issuable upon exercise of these warrants. For the life of the representative's warrants, the representative will have the opportunity to profit from a rise in the market price of our shares of common stock. The representative's warrants are restricted from sale, transfer, assignment or hypothecation for the one year period from the date of this prospectus, except to officers or partners of the underwriters and members of the selling group and/or their officers or partners.


    We have agreed to grant the representative a right of first refusal for a period of three years after the completion of this offering for any sale of securities made by us or any of our subsidiaries.

    We have agreed that for five years from the completion of this offering, the representative may designate one person for election to our board of directors. In the event that the representative elects not to exercise this right, then it may designate one person to attend all meetings of our board of directors. The representative has not yet exercised this right to designate this person. We have agreed to reimburse the representative's designee for all out-of-pocket expenses incurred in connection with the designee's attendance at meetings of our board of directors.


    Prior to this offering, there has been no public market for any of our securities. The initial public offering price of the units offered by this prospectus and the terms of redeemable common stock purchase warrants will be determined by negotiations between the representative and us. Among the factors considered in determining the price include:


    - prevailing market conditions,

    - the history of and the prospects for the industry in which we compete,

    - an assessment of our management,

    - our prospects, and

    - our capital structure.

    The offering price does not necessarily bear any relationship to our assets, results of operations or net worth. There can be no assurance that an active trading market will develop for any of the securities offered by this prospectus, or that such securities will trade in the public market at or above the initial public offering price.


    The representative, on behalf of the underwriters, may engage in:



    - over-allotments,



    - stabilizing transactions,



    - syndicate covering transactions and



    - penalty bids. An over-allotment involves syndicate sales in excess of this offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the shares of common stock and/or warrants being offered so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of common stock and warrants originally sold by the syndicate member are purchased in a syndicate covering transaction and penalty bids may cause the price of the shares of common stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq SmallCap Stock Market or otherwise, and if commenced, may be discontinued at any time. In addition, the underwriters may engage in passive market making transactions in our securities on the Nasdaq SmallCap Stock Market in accordance with Rule 103 of Regulation M. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities offered by this prospectus.


    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities offered in this prospectus. These actions include purchasing the securities to cover some or all of a short position of any of the securities maintained by the representative and the imposition of penalty bids.

                                 LEGAL MATTERS


    The validity of the shares of common stock and the redeemable common stock purchase warrants being offered by this prospectus will be passed upon for us by Gregory Bartko, Esq., of the Law Offices of Gregory Bartko, Atlanta, Georgia, our legal counsel. Orrick, Herrington & Sutcliffe LLP, New York, New York is representing the underwriters.


                                    EXPERTS


    Our financial statements as of September 30, 1998 and 1999 and for the years ended September 30, 1998 and 1999 included in this prospectus have been so included in reliance on the report of Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation, San Diego, California, independent auditors, given on the authority of such firm as experts in auditing and accounting.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



                               TABLE OF CONTENTS



INDEPENDENT AUDITOR'S REPORT................................                F-2

CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets as of September 30, 1998 and
    1999....................................................                F-3

  Consolidated Statements of Operations for the years ended
    September 30, 1998
    and 1999................................................                F-4

  Consolidated Statements of Changes in Shareholders'
    Deficit for the years ended September 30, 1998 and
    1999....................................................                F-5

  Consolidated Statements of Cash Flows for the years ended
    September 30, 1998 and 1999.............................            F-6-F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................           F-8-F-25

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
TrueVision International, Inc.
San Diego, California



    We have audited the consolidated balance sheets of TrueVision International, Inc. and Subsidiaries (the "Company") as of September 30, 1998 and 1999, and the related consolidated statements of operations, changes in shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TrueVision International, Inc. and Subsidiaries as of September 30, 1998 and 1999, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 1 to the consolidated financial statements, the Company has suffered recurring losses, has limited capital resources and a working capital deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



San Diego, California                          PANNELL KERR FORSTER
November 17, 1999 (except for                  Certified Public Accountants
  notes 11, 12 and 15 as to which              A Professional Corporation
  the date is December 13, 1999)

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS



                       AS OF SEPTEMBER 30, 1998 AND 1999



                                                                 1998         1999
                                                              ----------   -----------
                                        ASSETS
CURRENT ASSETS:
  Cash......................................................  $    2,176   $     1,495
  Accounts receivable, net of allowance for doubtful
    accounts of $24,833 and $30,629 at September 30, 1998
    and 1999, respectively..................................      59,353       261,156
  Inventory.................................................         520        19,240
  Deposits and prepaid expenses.............................          --       162,104
  Due from related parties..................................      30,119        75,607
  Deferred offering costs...................................          --       217,499
  Deferred financing costs, net of accumulated amortization
    of $86,275..............................................          --       376,581
                                                              ----------   -----------
      Total current assets..................................      92,168     1,113,682
                                                              ----------   -----------
NONCURRENT ASSETS:
  Property and equipment, net of accumulated depreciation...     388,157       519,970
  Deposits and prepaid expenses.............................          --       178,874
  Deferred compensation.....................................          --       125,000
  Logo design, net of accumulated depreciation of $2,200....          --        19,800
                                                              ----------   -----------
  Total noncurrent assets...................................     388,157       843,644
                                                              ----------   -----------
      Total assets..........................................  $  480,325   $ 1,957,326
                                                              ==========   ===========
                        LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Bank overdraft............................................  $    7,732   $   116,319
  Accounts payable and accrued liabilities..................     120,880       280,463
  Sales tax payable.........................................     148,377       218,171
  Due to related parties....................................     224,474       187,761
  Short-term debt...........................................          --     1,250,000
  Current portion of long-term debt.........................      77,675        86,818
  Current portion of capital lease obligations to related
    parties.................................................      63,998        81,956
                                                              ----------   -----------
  Current portion of notes payable to related parties.......       9,918        52,219
                                                              ----------   -----------
      Total current liabilities.............................     653,054     2,273,707
LONG-TERM LIABILITIES:
  Due to related parties....................................          --        70,625
  Long-term debt, net of current maturities.................     236,709       157,514
  Capital lease obligations to related parties..............     134,940        99,875
  Notes payable to related parties..........................      41,663       121,983
                                                              ----------   -----------
      Total long-term liabilities...........................     413,312       449,997
                                                              ----------   -----------
      Total liabilities.....................................   1,066,366     2,723,704
                                                              ----------   -----------
Commitments and contingencies (Note 11)

SHAREHOLDERS' DEFICIT:
  Preferred stock, $.001 par value, 10,000,000 shares
    authorized; none issued and outstanding.................          --            --
  Common stock, $.001 par value, 100,000,000 shares
    authorized; issued and outstanding: 2,233,507 and
    2,329,558 shares at September 30, 1998 and 1999,
    respectively............................................       2,234         2,330
  Additional paid-in capital................................     205,183       867,443
  Accumulated deficit.......................................    (793,458)   (1,636,151)
                                                              ----------   -----------
      Total shareholders' deficit...........................    (586,041)     (766,378)
                                                              ----------   -----------
      Total liabilities and shareholders' deficit...........  $  480,325   $ 1,957,326
                                                              ==========   ===========



   The accompanying notes are an integral part of the consolidated financial statements.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



                                                                 1998         1999
                                                              ----------   ----------
Revenues....................................................  $1,460,526   $3,377,478

Costs and expenses:
  Cost of revenues..........................................     894,134    2,294,216
  General and administrative................................     565,070      894,699
  Sales, consulting and marketing...........................      47,048      401,088
  Depreciation..............................................     137,883      148,055
                                                              ----------   ----------
  Total costs and expenses..................................   1,644,135    3,738,058
                                                              ----------   ----------

Loss from operations........................................    (183,609)    (360,580)

Other expenses:
  Interest expense..........................................    (117,955)    (118,330)
  Expenses relating to debt financing and agreements to
    retire stock options in preparation of proposed public
    offering................................................          --     (363,783)
                                                              ----------   ----------
  Total other expenses......................................    (117,955)    (482,113)
                                                              ----------   ----------
Net loss....................................................  $ (301,564)  $ (842,693)
                                                              ==========   ==========
Basic and diluted net loss per share........................  $     (.14)  $     (.37)
                                                              ==========   ==========
Shares used to compute basic and diluted net loss per
  share.....................................................   2,127,820    2,264,187
                                                              ==========   ==========



   The accompanying notes are an integral part of the consolidated financial statements.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



                                               COMMON STOCK       ADDITIONAL
                                           --------------------    PAID-IN     ACCUMULATED
                                            SHARES      AMOUNT     CAPITAL       DEFICIT       TOTAL
                                           ---------   --------   ----------   -----------   ---------
Balance, September 30, 1997..............  2,051,215     2,051        3,594       (491,894)   (486,249)
  Issuance of common stock for consulting
    services (Notes 12 and 14)...........     15,625        16       13,422             --      13,438
  Exercise of stock option granted for
    loan guarantee (Notes 12 and 14).....    166,667       167      143,167             --     143,334
  Contributed services of executive
    officers (Notes 12 and 14)...........         --        --       45,000             --      45,000
  Net loss...............................         --        --           --       (301,564)   (301,564)
                                           ---------    ------     --------    -----------   ---------
Balance, September 30, 1998..............  2,233,507     2,234      205,183       (793,458)   (586,041)
  Issuance of common stock per settlement
    agreement (Note 12)..................     41,667        42       47,858             --      47,900
  Issuance of common stock in exchange
    for the retirement of a warrant and
    the settlement of accrued consulting
    services (Note 12)...................     20,000        20      179,980             --     180,000
  Issuance of common stock in conjunction
    with the issuance of promissory notes
    (Notes 8 and 12).....................     34,384        34      309,422             --     309,456
  Issuance of stock option granted for
    loan guarantee (Note 12).............         --        --      125,000             --     125,000
  Net loss...............................         --        --           --       (842,693)   (842,693)
                                           ---------    ------     --------    -----------   ---------
Balance, September 30, 1999..............  2,329,558    $2,330     $867,443    $(1,636,151)  $(766,378)
                                           =========    ======     ========    ===========   =========



   The accompanying notes are an integral part of the consolidated financial statements.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



                                                                1998        1999
                                                              ---------   ---------
Cash flows from operating activities:
  Net loss..................................................  $(301,564)  $(842,693)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
    Bad debts...............................................     28,032       5,796
    Depreciation and amortization...........................    137,883     148,055
    Amortization of deferred financing costs................         --      86,275
    Interest on long term debt and obligations to related
      parties...............................................    101,198      30,808
    Issuance of common stock and options for consulting and
      other services........................................    156,605     180,000
    Contributed services of executive officers..............     45,000          --
    Options surrendered by directors in exchange for debt...         --     117,708
  Changes in operating assets and liabilities:
    Increase in accounts receivable.........................    (73,937)   (207,599)
    Decrease (increase) in inventory........................      2,600     (18,720)
    Increase in deposits and prepaid expenses...............         --    (340,978)
    Increase in accounts payable and accrued liabilities....      1,707     293,383
    Increase in sales tax payable...........................    106,236      69,794
                                                              ---------   ---------
  Net cash flows provided by (used in) financing
    activities..............................................    203,760    (478,171)
                                                              ---------   ---------
Cash flows from investing activities:
  Purchase of property and equipment........................    (21,579)   (231,418)
  Increase in trademarks and copyrights.....................         --     (22,000)
  Increase in due from related parties......................    (30,119)    (45,488)
                                                              ---------   ---------
  Net cash flows used in investing activities...............    (51,698)   (298,906)
                                                              ---------   ---------
Cash flows from financing activities:
  Increase in deferred offering and financing costs.........         --    (370,899)
  Increase in bank overdraft................................      4,747     108,587
  Borrowings from related parties...........................     26,537          --
  Borrowings on short-term debt.............................         --   1,250,000
  Borrowings on long-term debt..............................    350,000          --
  Borrowings on notes payable to related parties............    360,000          --
  Repayments on short-term debt.............................   (304,295)         --
  Repayments on due to related parties......................   (215,115)    (66,704)
  Repayments on capital lease obligations to related
    parties.................................................         --     (63,357)
  Repayments on long-term debt..............................    (54,477)    (70,052)
  Repayments on notes payable to related parties............   (317,700)    (11,179)
  Issuance of common stock on exercise of option............        167          --
                                                              ---------   ---------
  Net cash flows (used in) provided by operating
    activities..............................................   (150,136)    776,396
                                                              ---------   ---------
Net increase (decrease) in cash.............................      1,926        (681)
Cash at beginning of period.................................        250       2,176
                                                              ---------   ---------
Cash at end of period.......................................  $   2,176   $   1,495
                                                              =========   =========

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



                                                                1998        1999
                                                              ---------   ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
    Interest................................................  $  52,221   $  64,198
                                                              =========   =========
    Income taxes............................................  $      --   $      --
                                                              =========   =========
Supplemental disclosure of noncash investing and financing
  activities:
    Payments due on capital lease obligation to related
      party included in amounts due to related parties......  $  89,979   $      --
                                                              =========   =========
    Issuance of common stock in conjunction with the
      issuance of promissory notes..........................  $      --   $ 309,456
                                                              =========   =========
    Issuance of common stock in settlement of penalties and
      interest on late payment of installments on capital
      lease obligation to related party (see Note 12).......  $      --   $  47,900
                                                              =========   =========
    Borrowings on capital lease obligation to related
      party.................................................  $      --   $  46,250
                                                              =========   =========
    Issuance of notes payable to related parties in
      settlement of accrued consulting fees.................  $      --   $ 133,800
                                                              =========   =========
    Issuance of stock option granted for loan guarantee.....  $      --   $ 125,000
                                                              =========   =========



   The accompanying notes are an integral part of the consolidated financial statements.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 1--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES



    ORGANIZATION AND BUSINESS



    TrueVision International, Inc. (the "Company") (formerly Topform, Inc.) was incorporated in the state of Delaware on January 19, 1988. The Company, through its operating subsidiaries, provides laser vision correction and image enhancement procedures to individuals with refractive vision conditions. The Company's ophthalmologists and optometrists, and those with which the Company is affiliated, provide laser vision services using excimer laser technology. The Company also offers patients ancillary image enhancement procedures and other vision correction devices, including eye glasses and contact lenses on a limited basis.



    Effective April 15, 1998 (the "Exchange Date"), the shareholders of the Company and the shareholders of TrueVision Laser Centers of Albuquerque, Inc., a New Mexico corporation ("TVA") approved a stock purchase agreement and plan of reorganization (the "TVA reorganization"). See Note 2 for shares exchanged in the TVA reorganization. The TVA reorganization and merger transaction, pursuant to Internal Revenue Code Section 368 (a)(1)(B), was effected between the Company as the "legal acquiror" and TVA, the "target corporation". At the time of the TVA reorganization the Company was a public shell which was not trading and was not subject to any reporting requirements under sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The TVA reorganization resulted in the Company acquiring 84% of the outstanding capital stock of TVA, and TVA becoming an operating subsidiary of the Company. Management of TVA prior to the reorganization has now become the Company's management. Effective March 16, 1999, the Company changed its name from Topform, Inc. to TrueVision International, Inc. The reorganization has been accounted for as a reverse acquisition with a public shell. Accordingly, the accompanying consolidated financial statements have been presented as if TVA had always been a part of the Company.



    Prior to the Exchange Date, the Company was inactive since inception. TVA operates an ophthalmic laser vision correction center in Albuquerque, New Mexico. Doctors in the local eye community own 16% of TVA.



    In April 1998, the shareholders of the Company approved a 4-for-1 reverse split of the Company's common stock, and in March 1999, the shareholders of the Company approved a 2.4-for-1 reverse split of the Company's common stock. Number of shares and per share amounts have been restated as though the transactions occurred on September 30, 1997.



    In January 1999, the Board of Directors amended the Company's certificate of incorporation to authorize 10,000,000 shares of $.001 par value Preferred stock.



    In May 1999, the Board of Directors authorized management of the Company to file a Registration Statement with the Securities and Exchange Commission permitting the Company to sell shares of common stock to the public ("IPO"). The Company anticipates the sale of 1,000,000 shares of common stock. The anticipated proceeds will be used to retire short term debt, acquire additional lasers and expand the Company's operations. There is no guarantee that the proposed IPO will be consummated or that the IPO, if consummated, will provide proceeds to fund the transactions described above.



    In August 1999, the Company formed two wholly-owned subsidiaries, TrueVision of Nevada, Inc. and TrueVision Medical Associates, Inc.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 1--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



    FISCAL YEAR



    The Company's year end for financial reporting purposes is September 30.



    PRINCIPLES OF CONSOLIDATION



    The accompanying financial statements consolidate the accounts of the Company and its majority-owned subsidiary, TrueVision Laser Centers of Albuquerque, Inc., and its wholly-owned subsidiaries, TrueVision of Nevada, Inc. and TrueVision Medical Associates, Inc. Minority interest in TVA's losses have been absorbed by the Company as they are non-recourse. All significant intercompany accounts and transactions have been eliminated in consolidation.



    FINANCIAL INSTRUMENTS



    The carrying amounts reported in the balance sheets for cash, accounts receivable, amounts due from related parties, bank overdraft, accounts payable and accrued liabilities, sales tax payable, short-term debt and amounts due to related parties approximate fair value due to the immediate short-term maturity of these financial instruments.



    The fair value of the Company's long-term debt, capital lease obligation and note payable to related party approximates the carrying amount based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.



    INVENTORY



    Inventory, consisting of key cards to operate the excimer laser, is stated at the lower of cost (determined on a first-in, first-out basis) or market.



    PROPERTY, EQUIPMENT AND LOGO DESIGN



    Property, equipment and logo design are recorded at cost. Depreciation and amortization is calculated on a straight-line basis over the estimated useful lives of the assets which range from three to five years.



    REVENUE RECOGNITION



    Revenues are generated by the vision correction procedures performed at the Company's laser center. Follow-up corrective procedures for customer satisfaction, consisting of retreatment, are performed when necessary. The Company recognizes revenues when the vision correction procedures are performed.



    CONCENTRATION RISK



    The Company's revenues are generated by the vision correction procedures performed at the laser centers in Albuquerque, New Mexico and Las Vegas, Nevada. If the demand for this procedure decreased or if the Company's ability to continue to provide this service was impaired, the Company's revenue source would be severely impacted.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 1--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



CONCENTRATION RISK (CONTINUED)



    The Company is dependent on a small number of manufacturers for the supply of its excimer laser and related equipment. If any of these manufacturers were unable to continue to provide this equipment, the Company's revenue generating ability would be severely impacted.



    STOCK BASED COMPENSATION



    In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." This statement allows entities to measure compensation costs related to awards of stock-based compensation, using either the fair value method or the intrinsic value method. The Company has elected to account for stock-based compensation programs using the intrinsic value method. See Note 12 for the proforma disclosures of the effect on net loss and net loss per share.



    LONG-LIVED ASSETS



    In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of the impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 effective October 1, 1996. No impairment of long-lived assets has been recognized as of September 30, 1999.



    ADVERTISING COSTS



    The Company charges the cost of advertising to expense as incurred. Advertising costs for the years ended September 30, 1998 and 1999, were approximately $23,500 and $188,500, respectively.



    INCOME TAXES



    The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.



    NET LOSS PER SHARE



    In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock. SFAS No. 128 supercedes the provisions of APB No. 15, and requires the presentation of basic earnings per share and diluted earnings per share. The Company has adopted the provisions of SFAS No. 128 effective October 1, 1996.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 1--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



NET LOSS PER SHARE (CONTINUED)



    Basic net loss per share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the reported periods. Diluted net loss per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised.



    COMPREHENSIVE INCOME



    The FASB recently issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components. The Company adopted this statement effective
October 1, 1996. For the years ended September 30, 1998 and 1999, the Company had no items that were required to be recognized as components of comprehensive income.



    SEGMENT INFORMATION



    The FASB recently issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement requires companies to report certain information about operating segments. The Company adopted this statement effective October 1, 1996. For the years ended September 30, 1998 and 1999, the Company had only one operating segment, laser vision correction. For the years ended September 30, 1998 and 1999, the Company operated in the geographic area of the State of New Mexico, and in September 1999 commenced operations in the geographic area of the State of Nevada.



    MANAGEMENT'S PLANS FOR FUTURE OPERATIONS AND FINANCING



    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company was inactive since inception through the Exchange date. At present, the Company's working capital plus limited capital resources will not be sufficient to meet the Company's objectives as structured. The Company estimates it needs substantial new capital to achieve its operations as planned, and plans to seek up to $9 million in equity financing via a Form SB-2 offering pursuant to the Securities Act of 1933. In the event financing is not obtained the Company will adjust its corporate infrastructure to reflect current operations. This would include the elimination of all corporate staff, the termination of two leases in Albuquerque, the subleasing of the expanded office space in Las Vegas, Nevada planned for January 2000 and the extension of the existing lease on the Las Vegas facility.



    USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 2--REORGANIZATION



    In connection with the TVA reorganization, the Company issued 1,944,444 shares (95%) of its common stock, plus 1,944,444 warrants (the "Warrants"), each warrant exercisable to purchase one share of common stock at an exercise price of $0.86 per share, in exchange for 84,000 shares (84%) of TVA. None of the above Warrants were redeemed and all of the Warrants expired unexercised on April 15, 1999.



NOTE 3--DEPOSITS AND PREPAID EXPENSES



    Deposits and prepaid expenses consist of the following at September 30, 1998 and 1999:



                                                            1998       1999
                                                          --------   --------
Current:
  Deposits for purchase of excimer lasers,
    non-refundable
    (see Note 11).......................................  $     --   $112,290
  Prepaid advertising costs.............................        --     23,286
  Other prepayments.....................................        --     26,528
                                                          --------   --------
                                                          $     --   $162,104
                                                          ========   ========
Noncurrent:
  Deposit for building, non-refundable..................        --    135,249
  Deposit on operating lease............................        --     43,625
                                                          --------   --------
                                                          $     --   $178,874
                                                          ========   ========



NOTE 4--DEFERRED OFFERING COSTS



    Deferred offering costs in the amount of $217,499 originated from the Company's anticipated IPO. If the IPO is not consummated, the deferred offering costs will be written-off in the period the IPO is abandoned.



NOTE 5--DEFERRED FINANCING COSTS



    Deferred financing costs in the amount of $462,856 originated from the issue of the Debt Instruments from April to September 1999, including finders' fees, (see Note 8) and are being amortized over the period from the date of issue through April 15, 2000 or the date of repayment. Accumulated amortization was $86,275 at September 30, 1999.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 6--PROPERTY AND EQUIPMENT



    Property and equipment consists of the following as of September 30, 1998 and 1999:



                                                            1998       1999
                                                          --------   --------
Excimer laser and related equipment.....................  $595,965   $723,199
Furniture and fixtures..................................    68,816    175,916
Leasehold improvements..................................     9,413     26,964
Motor vehicle...........................................    17,505     43,288
                                                          --------   --------
                                                           691,699    969,367
Less accumulated depreciation...........................  (303,542)  (449,397)
                                                          --------   --------
Net property and equipment..............................  $388,157    519,970
                                                          ========   ========



    The Company expenses maintenance costs as they are incurred. Subsequent to year-end, a motor vehicle with a cost of $25,783 was destroyed and the Company has filed an insurance claim to recover the cost.



NOTE 7--ACCOUNTS PAYABLE AND ACCRUED LIABILITIES



    Accounts payable and accrued liabilities consist of the following as of September 30, 1998 and 1999:



                                                            1998       1999
                                                          --------   --------
Trade accounts payable..................................  $120,880   $203,113
Accrued interest........................................        --     22,350
Accrued legal fees......................................        --     55,000
                                                          --------   --------
                                                          $120,880   $280,463
                                                          ========   ========

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 8--SHORT-TERM DEBT



    Short-term debt consists of the following as of September 30, 1998 and 1999:



                                                          1998        1999
                                                        --------   ----------
Subordinated promissory notes, bearing interest at
13%. Principal is due on April 15, 2000 and interest
is payable on the earlier of April 15, 2000 or the
closing of an initial public offering of the Company's
securities. The notes issued during the period
April 1999 to July 1999, totaling $700,000, included
common stock purchase warrants for the purchase of an
aggregate of 350,000 shares of common stock at an
exercise price of $8.40 per share. The notes issued
during the period August 1999 to September 1999,
totaling $550,000, included an aggregate of 34,384
shares of common stock which were issued instead of
issuing common stock purchase warrants. Management has
valued these shares at $9.00 per share based on the
proximity of the anticipated IPO.  ...................  $     --   $1,250,000
                                                        ========   ==========



NOTE 9--LONG-TERM DEBT



    Long-term debt consists of the following as of September 30, 1998 and 1999:



                                                          1998        1999
                                                        --------   ----------
Secured loan, bearing interest at 11.25% with interest
and principal payable in monthly installments of
approximately $9,100. The note is secured by a first
security interest in the excimer laser and related
equipment, and personal guarantees of certain of the
Company's directors. The note is due in
March 2002.  .........................................  $314,384   $  244,332

Less: Current portion.................................   (77,675)     (86,818)
                                                        --------   ----------

                                                        $236,709   $  157,514
                                                        ========   ==========



    See Note 10 for aggregate maturities of long-term obligations.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 10--RELATED PARTY TRANSACTIONS



    DUE FROM RELATED PARTIES



    Amounts due from related parties consists of the following as of September 30, 1998 and 1999:



                                                          1998        1999
                                                        --------   ----------
Unsecured advances to the CEO. The advances are
  non-interest bearing and due on demand.  ...........  $ 27,663   $   62,006
Other.................................................     2,456       13,601
                                                        --------   ----------
                                                        $ 30,119   $   75,607
                                                        ========   ==========



    DUE TO RELATED PARTIES



    Amounts due to related parties consists of the following as of September 30, 1998 and 1999:



                                                          1998        1999
                                                        --------   ----------
Installments in arrears on capital lease obligation to
MTE/ Triad, Inc., a corporation controlled by the
Company's CEO, (including accrued interest of
approximately $36,000 and $22,000, respectively), plus
penalties and interest on late payment of
approximately $30,000 and $12,500 for the years ended
September 30, 1998 and 1999, respectively.  ..........  $161,530   $  140,678

Amount due to members of the Board of Directors for
surrendering a portion of certain stock options
previously granted to them by the Company. The total
amount due to the directors as a result of the above
surrender is to be paid in ten equal quarterly
installments. The installments were to begin in
September 1999 and be paid through December 2001. No
payments were made as of September 30, 1999.  ........        --      117,708

Amounts due to TrueVision Laser Centers, Inc. ("TVLC")
for cash advances and payment of expenses on behalf of
the Company and TVA. The amounts are non-interest
bearing and due on demand.  ..........................    62,944           --
                                                        --------   ----------

                                                         224,474      258,386

Less: Current portion.................................  (224,474)    (187,761)
                                                        --------   ----------

                                                        $     --   $   70,625
                                                        ========   ==========

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 10--RELATED PARTY TRANSACTIONS (CONTINUED)



    CAPITAL LEASE OBLIGATIONS TO RELATED PARTIES



    Capital lease obligations to related parties consists of the following as of September 30, 1998 and 1999:



                                                          1998        1999
                                                        --------   ----------
Capital lease obligation to MTE/Triad, Inc., a
corporation controlled by the Company's CEO, bearing
interest at 15.5% with interest and principal payable
in monthly installments of approximately $7,600. The
note is secured by a portion of the excimer laser and
related equipment and is due in June 2001.  ..........  $198,938   $  135,581

Capital lease obligation to a doctor optionholder,
bearing interest at 17.25% with interest and principal
payable in monthly installments of approximately
$1,250. The note is secured by a portion of the
excimer laser and related equipment and is due in
April 2004.  .........................................        --       46,250
                                                        --------   ----------

                                                         198,938      181,831

Less: Current portion.................................   (63,998)     (81,956)
                                                        --------   ----------

Capital lease obligations to related parties,
  long-term portion...................................  $134,940   $   99,875
                                                        ========   ==========

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 10--RELATED PARTY TRANSACTIONS (CONTINUED)



    NOTES PAYABLE TO RELATED PARTIES



    Notes payable to related parties consists of the following as of September 30, 1998 and 1999:



                                                          1998        1999
                                                        --------   ----------
Secured promissory note to TVLC Finance, Inc., a
  corporation controlled by the CEO of the Company,
  bearing interest at 16.5% with interest and
  principal payable in monthly installments of
  approximately $1,475. The note is secured by a
  portion of the excimer laser and related equipment
  and is due in September 2002.  .....................  $ 51,581   $   40,402

Demand note to consultant shareholder, bearing
  interest at 8%.  ...................................        --       43,800

Promissory note to a consultant shareholder, bearing
  interest at 9%, with interest and principal payable
  on maturity in March 2001.  ........................        --       90,000
                                                        --------   ----------

                                                          51,581      174,202

Less: Current portion.................................    (9,918)     (52,219)
                                                        --------   ----------

Notes payable to related parties, long-term...........  $ 41,663   $  121,983
                                                        ========   ==========



    Aggregate maturities of long-term obligations (which consists of long term debt, amounts due Board of Directors members for surrender of options, and notes payable to related parties) at September 30 are as follows:



YEAR ENDING                                                    AMOUNT
-----------                                                   --------
2000........................................................  $186,120
2001........................................................   243,125
2002........................................................   106,997
2003........................................................        --
2004........................................................        --
Thereafter..................................................        --
                                                              --------
                                                              $536,242
                                                              ========

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 11--COMMITMENTS AND CONTINGENCIES



    LEASES



    The Company leases its corporate office facility and its Albuquerque laser vision correction center under a non-cancelable operating lease that expires in December 2001 and calls for monthly payments of $10,576. The Company also leases facilities in Las Vegas under non-cancelable operating leases that expire in January 2000 and November 2004 and call for monthly payments of $6,840 and $22,641, respectively. The Company also leases certain of its property and equipment from MTE\Triad, Inc. and a doctor optionholder, both related parties, through capital leases that expire in June 2001 and April 2004, respectively. Capitalized leases included in property and equipment amounted to approximately $270,000 and $320,000, before accumulated depreciation of approximately $72,000 and $124,000 as of September 30, 1998 and 1999, respectively. Minimum future obligations under these leases as of September 30 are as follows:



YEAR ENDING SEPTEMBER 30,                               CAPITAL    OPERATING
-------------------------                               --------   ----------
2000..................................................  $105,995   $  380,686
2001..................................................    83,246      475,820
2002..................................................    15,000      279,489
2003..................................................    15,000      271,692
2004..................................................     8,750      271,785
Thereafter............................................        --       45,282
                                                        --------   ----------
Total minimum lease payments..........................   227,991   $1,724,754
                                                        ========   ==========
Amount representing interest..........................    46,160
                                                        --------
Present value of minimum lease payments...............  $181,831
                                                        ========



    Rent expense under the non-cancelable operating leases was $35,432 and $85,060 for the years ended September 30, 1998 and 1999, respectively.



    PURCHASE ORDERS



    In June 1999, the Company ordered two additional excimer lasers and paid deposits of $112,290 against an aggregate purchase price of approximately $1,025,000. These deposits are non-refundable.



    CONSULTING AGREEMENTS



    In February 1998, the Company entered into a consulting agreement with a shareholder for advisory services. The compensation for these services is $4,000 per month for a period of two years ending in February 2000. At September 30, 1998 the Company was in default on this agreement. During August 1999, the Company amended this agreement as follows: the consultant surrendered all of his 416,667 unexercised options to purchase 416,667 shares of common stock and accrued consulting fees of $76,000, in exchange for 20,000 shares of common stock, payments totaling $12,000 and a demand note amounting to $43,800 (See
Note 10). The shares issued to the consultant have been valued at $9.00 per share. Accordingly the Company has recognized additional compensation costs of $159,800.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED)



    CONSULTING AGREEMENTS (CONTINUED)



    In April 1998, the Company entered into a consulting agreement with a shareholder for advisory services beginning in July 1998. The compensation for these services increases from $5,000 per month to $8,500 per month effective July 1999. The term of the agreement is three years ending in July 2001. The agreement was entered into in conjunction with the grant of an option in return for a loan guarantee (see Note 12). The Company defaulted on the agreement during the year ended September 30, 1998, and as of September 30, 1999, the Company executed a note payable to the consultant shareholder in an amount of $90,000 to cure the default (see Note 10).



    In August 1999, the Company entered into a consulting agreement with a director. The compensation is $5,000 per month effective June 1999. The term of the agreement is three years ending June 2002. The agreement was entered into in conjunction with the grant of an option in return for the director agreeing to deliver an unconditional continuing guarantee in favor of DVI Financial Services, Inc. with respect to the financing agreements entered into between TVA and DVI Financial Services, Inc. This guarantee continues until the balance of the applicable financing is fully paid to DVI Financial Services, Inc. The agreement was amended in December 1999 (see Notes 12 and 15).



    EMPLOYMENT AGREEMENT



    During September 1998, the Company entered into a three year employment agreement with the President and Chief Executive Officer. The agreement provides for a base salary, and a bonus within the discretion of the Company's Board of Directors, based on the profitability of the Company, which may be paid in cash or common stock. The salary adjusts each year and is to be the greater of the previous year's base salary plus 25% or 75% of the previous year's gross compensation. In conjunction with this agreement the President has agreed not to compete with the Company's laser vision correction business during the term of his employment and for one year after termination.



    The Company also entered into a management continuity agreement with the President that provides for his continued employment as President and Chief Executive Officer for three years following a change in control of the Company. If the President is terminated without cause during the three year period the Company is obligated to pay him within 90 days of termination a lump sum cash payment equal to 300% of the sum of his highest annual base salary prior to his termination, plus the highest value for his employee fringe benefits, plus the highest bonus he received for any year during the three-year period before termination. A similar lump sum cash payment is also required by the Company within that same 90 day period for the value of the President's employer contributions made for his benefit during the last full fiscal year. If the President is terminated under this agreement without cause, his outstanding unvested stock options immediately vest and become exercisable. No amounts are due if the President is terminated with "cause" as defined in the agreement. This agreement becomes effective only upon the change in control of the Company.



    AFFILIATE RELATIONSHIPS



    Local doctors who submit appropriate credential information and are approved by the Company are permitted to use the Company's facility. The doctors are required to provide proof of medical

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED)



    AFFILIATE RELATIONSHIPS (CONTINUED)



malpractice insurance and contractually hold the Company harmless from claims arising from the doctors' use of the Company's facilities. In addition, the Company has purchased additional medical malpractice insurance to cover Company technicians.



    SALES TAX LIABILITY



    TVA was delinquent in the payment of state sales taxes during the years ended September 30, 1997, 1998 and 1999. The accrual for the unpaid taxes as of September 30, 1998 and 1999, is shown on the accompanying balance sheet as sales tax payable. The Company has enrolled in the New Mexico "tax amnesty program" and accordingly has not recorded any accrual for tax penalties as of September 30, 1999.



NOTE 12--SHAREHOLDERS' EQUITY



    STOCK, OPTIONS AND WARRANTS ISSUED FOR CASH



    In April 1999, the Board of Directors approved the Company's offer and issuance of a maximum of $1,000,000 of its 13% subordinated promissory notes (the "Debt Instruments") due April 15, 2000 attached with non-detachable common stock purchase warrants entitling the holder to purchase additional shares of the Company's common stock at an exercise price of $8.40 per share. During August and September 1999 the Company elected to increase its offering of these promissory notes to $1,250,000. The Debt Instruments issued during the period April 1999 to July 1999, totaling $700,000, included common stock purchase warrants for the purchase of an aggregate of 350,000 shares of common stock at an exercise price of $8.40 per share. The Debt Instruments issued during August and September 1999, totaling $550,000, included an aggregate of 34,384 shares of common stock which were issued instead of issuing warrants to purchase common stock. Management has valued these shares at $9.00 per share based on the proximity of the anticipated initial public offering. Interest due on these promissory notes is payable on the earlier of April 15, 2000 or the closing of an initial public offering of the Company's securities.



    STOCK, OPTIONS AND WARRANTS ISSUED FOR SETTLEMENT OF DEBT



    In April 1999, TVA and TVLC entered into a mutual general release agreement with MTE/ Triad, Inc. ("MTE") for the settlement by TVLC of TVA's installments in arrears on capital lease obligation to MTE plus penalties and interest on late payment, as described in Note 10. The terms of the agreement provide for the issuance of 41,667 shares of TVI common stock to MTE, and the payment by TVLC of $170,000 to MTE, $50,000 of which was paid in May 1999 and the balance of $120,000 is due in January 2000. The amount settled by TVLC on behalf of TVA is included in amounts due to related parties.



    STOCK, OPTIONS AND WARRANTS ISSUED FOR SERVICES



    In April 1998, the Company issued 15,625 shares of common stock to a shareholder in settlement of consulting expenses incurred by the shareholder on behalf of the Company. Compensation expense

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 12--SHAREHOLDERS' EQUITY (CONTINUED)



    STOCK, OPTIONS AND WARRANTS ISSUED FOR SERVICES (CONTINUED)



recognized by the Company amounted to approximately $13,400 and was based on management's estimate of the fair value of the Company's shares on the date of issue. Management's estimate of the fair value was based on the value attributed to shares in the TVA reorganization.



    In April 1998, the Company granted a consultant and shareholder an option to purchase 166,667 shares of common stock in return for a loan guarantee for the Company in connection with a financing agreement with another corporation. The options were granted at an exercise price of $.001 per share and were immediately exercised. Compensation expense recognized by the Company amounted to approximately $143,000 and was based on management's estimate of the fair value of the Company's shares on the date of grant. Management's estimate of the fair value was based on the value attributed to shares in the TVA reorganization. In addition to the grant of options, the Company also entered into a consulting agreement with the shareholder (see Note 11).



    During 1996, the Company granted the former CEO (and a consultant) of the Company a warrant to purchase 416,667 shares of common stock at an exercise price of $.86 per share, in exchange for assistance provided to the Company. This warrant was retired in exchange for the issuance of 20,000 shares of common stock. Management has valued these shares at $9.00 per share based on the proximity of the anticipated initial public offering (see Note 11).



    CONTRIBUTED SERVICES OF EXECUTIVE OFFICERS



    For the period from the Exchange Date through September 30, 1998, the executive officers of the Company contributed services with a fair value of $45,000, at no cost. This amount is included in additional paid-in capital and in general and administration expenses for the year ended September 30, 1998.



    STOCK OPTION PLANS



    In 1998, the Company adopted an incentive stock option plan (the Plan) under which options to purchase up to 458,332 shares of common stock may be granted to officers, employees or directors of the Company, as well as consultants, independent contractors or other service providers of the Company. Incentive options may be granted at an exercise price equal to the fair market value of the shares on the date of the grant. The Plan provides for grants of options with a term of up to 10 years with a "cashless exercise" provision whereby the holder may exercise the option and tender payment for the option shares by surrendering a number of shares of common stock whose value would equal the cash required to exercise an additional number of options.



    In 1998, pursuant to the Plan, the Company granted options to purchase 458,332 shares of common stock to officers, employees and directors under the Plan. These options have an exercise price of $.86.



    In April 1999, the Board of Directors surrendered a portion of certain stock options previously granted to them by the Company pursuant to the Plan, in exchange for $.10 per option surrendered. The total amount due to the directors as a result of the above surrender is $117,708, to be paid in ten

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 12--SHAREHOLDERS' EQUITY (CONTINUED)



    STOCK OPTION PLANS (CONTINUED)



equal quarterly installments. This amount is included in "Expenses relating to debt financing and agreements to retire stock options in preparation of proposed public offering". The stock option figures above have been restated as though the surrender took place on the date the options were granted.



    In August 1999, the Company granted a shareholder an option to purchase 83,333 shares of common stock in return for a loan guarantee for the Company in connection with a financing agreement with another corporation (see Note 11). In December 1999, the agreement was amended and the options were granted at an exercise price of $4.50 per share (see Note 15). The Company has recorded deferred compensation costs and a related increase to additional paid-in capital of $125,000 for the difference between the grant price and the deemed fair market value of the Company's common stock of $6.00 per share at the date of grant. Such compensation costs will be recognized on a straight line basis over the vesting period of the options, which is three years from the grant date. Management's estimate of the fair value of $6.00 per share is lower than the anticipated initial public offering price of $9.00 per share due to (i) the restrictive nature of such options including lack of voting rights, future vesting, restrictions on transferability of the option and the underlying shares; and (ii) there has been no public market for the common stock of the Company.



    Companies that do not choose to adopt the expense recognition rules of SFAS No. 123 will continue to apply the existing accounting rules contained in Accounting Principles Board Opinion (APB) No. 25, but are required to provide pro forma disclosures of the compensation expense determined under the fair-value provisions of SFAS No. 123. APB No. 25 requires no recognition of compensation expense for most of the stock-based compensation arrangements provided by the Company, namely, broad-based employee stock purchase plans and option grants where the exercise price is equal to the market price at the date of the grant.



    The Company has elected to account for incentive grants and grants under its Plan following APB No. 25 and related interpretations. Accordingly, no compensation costs have been recognized for incentive options for the years ended September 30, 1998 and 1999. The Company has adopted the disclosure provisions of SFAS No. 123 effective October 1, 1996. Under SFAS No. 123, the fair value of each option granted during the years ended September 30, 1998 and 1999 was estimated on the measurement date utilizing the then current fair value of the underlying shares, as estimated by management, less the exercise price discounted over the average expected life of the options of 10 years, with an average risk free interest rate ranging between 5% and 6%, price volatility of
 .1 and no dividends.

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 12--SHAREHOLDERS' EQUITY (CONTINUED)



    STOCK OPTION PLANS (CONTINUED)



    Had compensation cost for all awards been determined based on the fair value method as prescribed by SFAS No.123, reported net (loss) and net (loss) per common share would have been as follows:



                                                     SEPTEMBER 30,   SEPTEMBER 30,
                                                         1998            1999
                                                     -------------   -------------
Net (loss):
  As reported......................................    $(301,564)     $  (842,693)
  Pro forma........................................    $(456,986)     $  (842,693)
Basic and diluted net (loss) per share:
  As reported......................................    $    (.14)     $      (.37)
  Pro forma........................................    $    (.21)     $      (.37)



    A summary of the activity of the stock options for the years ended September 30, 1998 and 1999 is as follows:



                                             YEAR ENDED             YEAR ENDED
                                         SEPTEMBER 30, 1999     SEPTEMBER 30, 1998
                                        --------------------   --------------------
                                                   WEIGHTED               WEIGHTED
                                                    AVERAGE                AVERAGE
                                                   EXERCISE               EXERCISE
                                         SHARES      PRICE      SHARES      PRICE
                                        --------   ---------   --------   ---------
Outstanding at beginning of period....       --          $--   458,332        $0.86
Granted...............................  458,332         0.86    83,333         4.50
Forfeited.............................       --           --   (83,333)        0.86
Expired...............................       --           --        --           --
                                        -------    ---------   -------    ---------
Outstanding at end of period..........  458,332        $0.86   458,332        $1.50
                                        =======    =========   =======    =========
Exercisable at end of period..........  458,332        $0.86   374,999        $0.86
                                        =======    =========   =======    =========
Weighted-average fair value of options
  granted during the period...........                 $0.34                  $3.49
                                                   =========              =========
Weighted-average remaining contractual
  life of options outstanding at end
  of period...........................             9.6 years              8.8 years

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 13--INCOME TAXES



    Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. The tax effect of temporary differences consisted of the following as of September 30:



                                                          1998        1999
                                                        ---------   ---------
Deferred tax assets:

Net operating loss carryforwards......................  $ 315,900   $ 659,000
                                                        ---------   ---------
Gross deferred tax assets.............................    315,900     659,000
Less valuation allowance..............................   (274,700)   (601,000)
                                                        ---------   ---------
                                                           41,200      58,000
Deferred tax liabilities, equipment...................    (41,200)    (58,000)
                                                        ---------   ---------
                                                        $      --   $      --
                                                        =========   =========



    Realization of deferred tax assets is dependant upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. The valuation allowance increased by $90,200 and $326,300 from 1997 and 1998, respectively.



    As of September 30, 1999, the Company has net operating loss carryforwards for both federal and state income tax purposes. Federal and state net operating loss carryforwards totaling approximately $1,656,000 expire as follows: $199,000 in 2011, $282,000 in 2012, $298,000 in 2018 and $877,000 in 2019. Due to federal and state laws, the availability of the operating loss carryforwards are limited due to a cumulative change in the Company's ownership resulting in a change in control. The Company had such a change during the year ended September 30, 1998. The Company has not yet calculated the limitation of the utilization of the net operating loss carryforwards.



    A reconciliation of the effective tax rates with the federal statutory rate is as follows for the years ended September 30:



                                                          1998        1999
                                                        ---------   ---------
Income tax benefit at 35% statutory rate..............  $(105,000)  $(287,900)
Change in valuation allowance.........................     90,200     326,300
Nondeductible expenses................................     18,000       1,000
State income taxes, net...............................     (4,000)    (39,500)
Other.................................................        800         100
                                                        ---------   ---------
                                                        $      --   $      --
                                                        =========   =========

                         TRUEVISION INTERNATIONAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



NOTE 14--RESTATEMENT



    The financial statements at September 30, 1998 have been restated to account for additional compensation expense of $45,000 recorded by the Company as a result of contributed services by executive officers (see Note 12), additional consulting expense of $10,938 and $128,334 recorded by the Company on the issue of 15,625 shares of common stock to a shareholder and the grant of 166,667 options to purchase 166,667 shares of common stock, which were exercised, to a consultant and shareholder (see Note 12).The result of these items increased the net loss for the year ended September 30, 1998 by $184,272 and net loss per share by $.09.



NOTE 15--SUBSEQUENT EVENTS



    In November 1999, the Company issued a promissory note in the amount of $150,000 to TVLC Finance, Inc., a corporation controlled by the CEO of the Company. The note bears interest at 13%, and interest and principal are payable on maturity in December 2000.



    In December 1999, the Company amended the August 1999 consulting agreement entered into with a director in conjunction with the grant of an option in return for the director agreeing to deliver an unconditional continuing guarantee in favor of DVI Financial Services, Inc. The agreement was amended as follows: (i) the term of the consulting agreement was extended to December 2002; (ii) the exercise price of the option was increased from $.86 to $4.50; (iii) the vesting period increased from being immediately exercisable to vesting three years from the date of grant; and (iv) the option was restricted as to transferability and the shares lack voting rights while held by the director.

[Inside back cover of prospectus depicts two photographic charts, one depicting a diagram of laser vision correction of myopia--ablation depth and the second depicting excimer laser correction of hyperopia--ablation depth.]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON, OR ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION OR REPRESENT ANYTHING THAT IS NOT CONTAINED IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE UNITS, AND COMPONENTS THEREOF, OFFERED BY THIS PROSPECTUS, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO.


                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
Prospectus Summary....................       3
Risk Factors..........................       7
Cautionary Note Regarding Forward-
  Looking Statements..................      12
Use Of Proceeds.......................      12
Dividend Policy.......................      13
Capitalization........................      14
Dilution..............................      16
Selected Consolidated Financial
  Data................................      17
Management's Discussion And Analysis
  Of Financial Condition And Results
  Of Operations.......................      19
Business..............................      25
Management............................      34
Certain Transactions..................      40
Principal Stockholders................      44
Description Of Securities.............      46
Shares Eligible For Future Sale.......      50
Underwriting..........................      52
Legal Matters.........................      54
Experts...............................      54
Index To Consolidated Financial
  Statements..........................     F-1

    UNTIL , 1999, 25 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT BUY, SELL OR TRADE THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          500,000 UNITS CONSISTING OF
                           TWO SHARES OF COMMON STOCK
                           AND ONE REDEEMABLE COMMON
                            STOCK PURCHASE WARRANT.

                                     [LOGO]

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                             DIRKS & COMPANY, INC.

                                        , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the company. The Delaware General Corporation Law provides that Section 145 is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article XII of the Registrant's Amended Articles of Incorporation dated March 16, 1999, provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

    Section 102(b) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation eliminates the personal liability of directors to the furthest extent permissible under the Delaware General Corporation Law.

    The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees against certain liabilities, prior to the effectiveness of this offering.

    Reference is also made to the underwriting agreement filed as Exhibit 1.1 to the Registration Statement for information concerning the Underwriters' obligation to indemnify the Registrant and its officers and directors in certain circumstances, and our obligation to indemnify the underwriters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses to be incurred in connection with this offering are as follows:


SEC Registration Fee........................................  $  3,694
Nasdaq SmallCap Stock Market Listing Fee....................  $  3,775
NASD Filing Fee.............................................  $  2,122
Accounting Fees and Expenses*...............................  $ 70,000
Printing and Engraving*.....................................  $100,000
Legal Fees and Expenses*....................................  $145,000
Blue Sky Fees and Expenses*.................................  $ 30,000
Transfer Agent and Registrar Fees*..........................  $ 10,000
Miscellaneous Expenses*.....................................  $ 35,409
                                                              --------
      Total*................................................  $400,000
                                                              ========


------------------------

*   Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

    During the last three years, the Registrant has sold and issued the following unregistered securities in transactions which were exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) of the Securities Act, as they were transactions not involving a public offering:

    Pursuant to the Registrant's Stock Purchase Agreement and Plan of Reorganization dated February 23, 1998, the Registrant issued 1,944,444 shares of common stock and 1,944,444 warrants to purchase an additional 1,944,444 shares of common stock in a transaction which was exempt from registration under the Securities Act under Section 4(2) of the Securities Act. The Stock Purchase Agreement and Plan of Reorganization obligated us to issue these shares of common stock to purchase the shares of common stock of TrueVision Laser Center of Albuquerque, Inc. that were at that time owned by TrueVision Laser Centers, Inc., which at that time owned 84% of the outstanding capital stock of TrueVision Laser Center of Albuquerque, Inc. Prior to the effective date of the Stock Purchase and Plan of Reorganization, we were not affiliated with the purchaser of these shares. Before we entered into the agreement and issued the shares and warrants, we made available to the purchaser all material information regarding our business, operations and financial affairs. All of the Registrant's warrants issued in the reorganization expired without exercise on April 15, 1999 and are no longer outstanding.

    Pursuant to an amended consulting agreement between Wilbur F. Noyes, formerly our chief executive officer, and us dated August 25, 1999, we issued 20,000 shares of our common stock to Mr. Noyes, in a transaction that was exempt from registration pursuant to Section 4(2) of the Securities Act. The shares of common stock issued to Mr. Noyes were issued in settlement of our default under the terms of Mr. Noyes' previous consulting agreements with us. In exchange for his shares of common stock, Mr. Noyes provided consulting services to us during the term of his consulting agreements, including long term strategic planning, management consulting services, and marketing and finance expertise.

    Pursuant to a consulting agreement we entered into with Dr. Howard Silverman on April 1, 1998, one of our principal shareholders, we granted a common stock purchase warrant to Dr. Silverman entitling him to purchase 166,667 shares of our common stock at an exercise price of $.001 per share as a part of his compensation for consulting services rendered to us. We issued 166,667 shares of common stock to Dr. Silverman at the time he exercised his common stock purchase warrant. Our grant of the common stock purchase warrant and the subsequent issuance of the common stock underlying the warrant were transactions exempt from registration pursuant to Section 4(2) of the Securities Act. As partial consideration for his warrant and the shares received after exercising the warrant, Dr. Silverman delivered his unconditional continuing personal guarantee in favor of DVI Financial Services, Inc., a company that provided us with financing for the excimer laser we have in our Albuquerque center. Dr. Silverman, a retired optometrist, also provided us with consulting services, business planning, and professional advice relative to the service we provide in our vision correction centers.


    In a private placement to accredited investors between April 1999 and August 1999, which was exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D promulgated thereunder, the Registrant offered and sold $1,250,000 principal amount 13% promissory notes due April 15, 2000, with noteholders that purchased between April 1999 and July 1999 also receiving 2,500 bridge warrants for each $5,000 in principal amount of promissory notes, which warrants are exercisable to purchase 2,500 shares of our common stock at $8.40 per share, and noteholders that purchased in August 1999 receiving 1,563 shares of our common stock for each $25,000 in principal amount of promissory notes. In the aggregate the purchasers of our notes in August 1999 received 34,384 shares of our common stock.



    In a private placement to TVLC Finance, Inc. in November 1999, we sold a promissory note due March 1, 2001 in the principal amount of $150,000 and which accrues interest at 13% yearly until the note is due. The offer and sale of this promissory note is exempt from registration under Section 4(2) fo the Securities Act of 1933. As a part of this transaction, we arranged for one of our shareholders to transfer a total of 9,378 shares of our common stock to the purchasers of the promissory notes issued by TVLC Finance, Inc.


ITEM 27.  EXHIBITS.

    a. The following Exhibits are filed as a part of this registration statement pursuant to Item 601 of Regulation S-B:


       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   ------------------------------------------------------------
         1.0            Form of Underwriting Agreement

         1.2 Form of Representative's Warrant Agreement, including Form of Representative's Warrant

         1.3            Form of Public Warrant Agreement

         3.1            Articles of Incorporation of Registrant**

         3.2            Amendment to Articles of Incorporation of Registrant**

         3.3            Certificate of Renewal of Charter Dated July 5, 1995**

         3.4            Certificate of Renewal of Charter Dated February 2, 1998**

         3.5            By-laws of the Registrant**

         3.6            Amended and Restated Bylaws of the Registrant**

         3.7            Articles of Incorporation of TrueVision Laser Center of
                        Albuquerque, Inc.**

         3.8            Articles of Incorporation of TrueVision of Nevada, Inc.**

         4.3            Specimen of Common Stock Certificate*

         4.4            Specimen of Common Stock Purchase Warrant*

         4.5            Form of 13% Promissory Note Due April 15, 2000**

         4.6            Promissory Note dated November 30, 1999 to TVLC Finance,
                        Inc.

         4.7            Form of Common Stock Purchase Warrant**

         4.8            Specimen of Unit Certificate*

         5.0            Opinion of Gregory Bartko, Esq.*

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   ------------------------------------------------------------
        10.0            Employment Agreement for John C. Homan Dated September 7,
                        1998**

        10.1            Amended Employment Agreement for John C. Homan Dated August
                        25, 1999**

        10.2            Consulting Agreement for Frank J. Seifert Dated August 23,
                        1999**

        10.3            Amended and restated consulting agreement for Frank J.
                        Seifert dated December 13, 1999

        10.4 Non-statutory Stock Option Agreement for Frank J. Seifert dated December 13, 1999

        10.5            Consulting Agreement for Howard P. Silverman Dated June 13,
                        1997**

        10.6            Consulting Agreement for Howard P. Silverman Dated April 1,
                        1998**

        10.7            Consulting Agreement for Howard P. Silverman Dated December
                        1, 1998**

        10.8            Amended Consulting Agreement for Howard P. Silverman Dated
                        August 30, 1999**

        10.9            Promissory Note by TrueVision International, Inc. to Howard
                        P. Silverman Dated September 30, 1999

        10.19           Ophthalmologist Membership Agreement Dated July 30, 1997
                        Between TrueVision Laser Center of Albuquerque, Inc. and
                        Dr. Alfred Lavato*

        23.0 Consent of Gregory Bartko, Esq. (included in opinion filed as Exhibit 5.0)*

        23.1            Consent of Pannell Kerr Forster, Certified Public
                        Accountants, A Professional Corporation, San Diego,
                        California, independent auditors

        24.0            Power of Attorney (included in Part II of the Registration
                        Statement under the caption "Signatures")**

        27.0            Financial Data Schedule


------------------------


*   To be filed by amendment


ITEM 28.  UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant in all instances will provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (c) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon

    Rule 430A and contained in the form of prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, New Mexico, on the 15 day of December, 1999.


                                                       TRUEVISION INTERNATIONAL, INC.

                                                       By:              /S/ JOHN C. HOMAN
                                                            -----------------------------------------
                                                                          John C. Homan
                                                                     CHIEF EXECUTIVE OFFICER


                     SIGNATURES                                   TITLE                   DATE
                     ----------                                   -----                   ----
                  /s/ JOHN C. HOMAN                    Chief Executive Officer and
     -------------------------------------------         Director (Principal        December 15, 1999
                    John C. Homan                        Executive Officer)

                          *                            Executive Vice President
     -------------------------------------------         and Director               December 15, 1999
                  Frank J. Seifert

                          *                            Chief Financial Officer
     -------------------------------------------         (Principal Financial and   December 15, 1999
                    Allison Evans                        Accounting Officer)

                          *                            Director
     -------------------------------------------                                    December 15, 1999
                 C. Richard Hullihen

                  /s/ JOHN C. HOMAN
     -------------------------------------------
                   *John C. Homan
                As Power of Attorney

                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER           DESCRIPTION OF EXHIBITS
---------------------   -----------------------
         1.0            Form of Underwriting Agreement

         1.2 Form of Representative's Warrant Agreement, including Form of Representative's Warrant

         1.3            Form of Public Warrant Agreement

         3.1            Articles of Incorporation of Registrant**

         3.2            Amendment to Articles of Incorporation of Registrant**

         3.3            Certificate of Renewal of Charter Dated July 5, 1995**

         3.4            Certificate of Renewal of Charter Dated February 2, 1998**

         3.5            By-laws of the Registrant**

         3.6            Amended and Restated Bylaws of the Registrant**

         3.7            Articles of Incorporation of TrueVision Laser Center of
                        Albuquerque, Inc.**

         3.8            Articles of Incorporation of TrueVision of Nevada, Inc.**

         4.3            Specimen of Common Stock Certificate

         4.4            Specimen of Common Stock Purchase Warrant

         4.5            Form of 13% Promissory Note Due April 15, 2000**

         4.6            Promissory Note dated November 30, 1999 to TVLC Finance,
                        Inc.

         4.7            Form of Common Stock Purchase Warrant**

         4.8            Promissory Note dated September 30, 1999 to Howard P.
                        Silverman

         4.9            Specimen of Unit Certificate

         5.0            Opinion of Gregory Bartko, Esq.

        10.0            Employment Agreement for John C. Homan Dated September 7,
                        1998**

        10.1            Amended Employment Agreement for John C. Homan Dated August
                        25, 1999**

        10.2            Consulting Agreement for Frank J. Seifert Dated August 23,
                        1999**

        10.3            Amended and restated consulting agreement for Frank J.
                        Seifert dated December 13, 1999

        10.4 Non-statutory Stock Option Agreement for Frank J. Seifert dated December 13, 1999

        10.5            Consulting Agreement for Howard P. Silverman Dated June 13,
                        1997**

        10.6            Consulting Agreement for Howard P. Silverman Dated April 1,
                        1998**

        10.7            Consulting Agreement for Howard P. Silverman Dated December
                        1, 1998**

        10.8            Amended Consulting Agreement for Howard P. Silverman Dated
                        August 30, 1999**

        10.7            Promissory Note by TrueVision International, Inc. to Howard
                        P. Silverman Dated September 30, 1999

        10.19           Ophthalmologist Membership Agreement Dated July 30, 1997
                        Between TrueVision Laser Center of Albuquerque, Inc. and
                        Dr. Alfred Lavato

        23.0 Consent of Gregory Bartko, Esq. (included in opinion filed as Exhibit 5.0)

        23.1            Consent of Pannell Kerr Forster, Certified Public
                        Accountants, A Professional Corporation, San Diego,
                        California, independent auditors

        24.0            Power of Attorney (included in Part II of the Registration
                        Statement under the caption "Signatures")**

        27.0            Financial Data Schedule


------------------------

*   To be filed by amendment


**  Previously filed

                                                                    EXHIBIT 23.1


                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANT


    We consent to the use in Amendment No. 2 to Form SB-2 of TrueVision International, Inc. and Subsidiaries of our report dated November 17, 1999 (except for notes 11, 12 and 15 as to which the date is December 13, 1999), relating to the consolidated financial statements of TrueVision International, Inc. and Subsidiaries, and to the reference to us under the heading "Experts" in such registration statement.



San Diego, California                                         /s/ PANNELL KERR FORSTER
December 14, 1999                                             ----------------------------
                                                              PANNELL KERR FORSTER
                                                              Certified Public Accountants
                                                              A Professional Corporation